UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
CASEY'S GENERAL STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Shareholders:
I am pleased to invite you to attend the annual meeting of shareholders of Casey’s General Stores, Inc., to be held at 9:00 a.m. Central Time on September 1, 2021. The annual meeting will be held online in virtual format only, via live audio webcast at:
www.virtualshareholdermeeting.com/CASY2021
The Notice of Annual Meeting and Proxy Statement describe the matters to be considered and voted upon. At the virtual annual meeting, you will have an opportunity to vote and submit your questions through the webcast site.
Whether or not you attend the virtual annual meeting, it is important that your shares are represented. If you request a paper copy of the proxy materials, please promptly complete and return the proxy card or voter instruction form. Alternatively, you may vote by telephone or through the Internet (both before and during the virtual annual meeting) as described below in the Proxy Statement.
On behalf of the Board of Directors and Casey’s extended leadership team, thank you for your support.
Sincerely,

Darren M. Rebelez
President and Chief Executive Officer
July 21, 2021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 1, 2021
9:00 am Central Time
www.virtualshareholdermeeting.com/CASY2021
The 2021 annual shareholders’ meeting (the “Annual Meeting”) of Casey’s General Stores, Inc. will be held as follows:
2021 ANNUAL MEETING INFORMATION
Date and Time	Location – Virtual Meeting Only	Record Date	Mailing Date
September 1, 2021 9:00 am Central Time	www.virtualshareholdermeeting.com/CASY2021	July 1, 2021	On or around July 21, 2021
We encourage you to access the Annual Meeting webcast prior to the start time.	The Annual Meeting is virtual only via live audio webcast – there is no physical location for the meeting. You can ask questions and vote during the meeting.	Shareholders of record at the close of business on the record date are entitled to vote at the Annual Meeting.	Proxy materials are first being distributed or made available as of the mailing date.
At the meeting, the following proposals will be considered and acted upon, as described further in the Proxy Statement:
ITEMS OF BUSINESS
1	To elect ten directors to serve until the next annual shareholders’ meeting and until their successors are elected and qualified
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022
3	To hold an advisory vote on our named executive officer compensation
4	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof
Your vote is important. It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. You can vote by any of the following methods:
HOW TO VOTE
Internet	Telephone	Mail	At the Annual Meeting
You may vote on the Internet at www.proxyvote.com.	You may vote by touch-tone telephone by calling 1-800-690-6903 or the number on your voter instruction form.	If you received/requested paper proxy materials, return your completed/signed proxy card or voter instruction form in the postage-paid envelope provided.	You may vote during the Annual Meeting on the virtual meeting website, listed above. See pages 4-7 for further details.
You will need the 16-digit control number included in your notice, proxy card or voter instruction form in order to vote.
By Order of the Board of Directors,

Julia L. Jackowski
Chief Legal Officer and Secretary
July 21, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 1, 2021
The Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report are available at http://materials.proxyvote.com/147528

SECTION	PG.
SECTION	PG.

PROXY STATEMENT SUMMARY
The following summarizes certain items in our proxy statement. For further information, please review the proxy statement in detail.
CASEY’S BUSINESS OVERVIEW AND 2021 FISCAL YEAR PERFORMANCE
Casey’s – At-a-Glance (as of July 21, 2021)
2,300+ stores	17 states	40,000+ employees	$8.7 Billion FY21 revenue	3,600,000+ Rewards Members
In a year of unprecedented challenges, and amidst an operating environment unlike any other in its 53-year history, Casey’s continued to deliver exceptional financial and operational performance for its shareholders during the 2021 fiscal year. Highlights include:
FY21 – Selected Financial Performance Highlights (at fiscal year-end – April 30, 2021)
Stock Price	Net Income	EBITDA*	Diluted EPS	3-Year TSR
$222.19 ↑ $151.41	$312.9 Million ↑ $263.8 Million	$719.2 Million ↑ $646.6 Million	$8.38 ↑ $7.10	88.5th Percentile
46.7% increase	18.6% increase	11.2% increase	18% increase	4th out of 23 TSR peers
*EBITDA is a non-GAAP measure which we define as net income before net interest expense, income taxes, depreciation and amortization. See Appendix A for a reconciliation of net income to EBITDA.
Other operational and strategic highlights, including progress on our long-term strategic plan, which has a foundational goal of delivering top quintile EBITDA growth through the four pillars below, include the following:
Long-Term Strategic Plan – FY21 Progress
Reinvent the Guest Experience	Create Capacity Through Efficiencies	Be Where the Guest Is

Provided an array of new and enhanced products and services to our guests::
• 180+ new private label products
• Expanded third-party delivery partnerships (750+ stores)
• Curbside pickup at all stores
• Expanded digital offerings including products available
• Updated branding including new logo
• Added over 1.5 million Casey’s Rewards members

Developed and refined capabilities across the enterprise to drive efficiencies:
• Launched centralized procurement and asset protection departments
• Opened third distribution center in Joplin, MO
• Enhanced price/product optimization
• Continued to expand existing fleet fuel card program
• Efficient balance of fuel under contract
• Optimized transportation network

Continued to add stores through a mix of new store builds and acquisitions:
• 40 new store builds
• 5 store acquisitions
• Agreement to acquire 90+ Buchanan Energy/Bucky’s stores and dealer network (closed May 13)
• Agreement to acquire 48 Circle K stores in Oklahoma (closed in June)
• Enhanced network planning and dedicated acquisition team

Invest in our Talent
Casey’s added thirteen talented, diverse individuals to its leadership team, including the following executive officers:
Stephen P. Bramlage, Jr. Chief Financial Officer	Ena Williams Chief Operating Officer	Adrian M. Butler Chief Information Officer
Casey’s – Notice & Proxy Statement	1

2021 ANNUAL MEETING DETAILS
Meeting Information
September 1, 2021 9:00 am CST	www.virtualshareholdermeeting.com/CASY2021 (*virtual only – there is no physical meeting location)	Record Date: July 1, 2021
Proposals	Description	Recommendation
1: Election of Directors	To elect ten directors to serve until the next annual shareholders’ meeting and until their successors are elected and qualified	✔ FOR each nominee
2: Ratify Auditors	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022	✔ FOR
3: “Say on Pay”	To hold an advisory vote on our named executive officer compensation	✔ FOR
VOTING ROADMAP
Proposal 1 Summary: Election of Directors
Summary Information About the Board of Directors
Nominee/Occupation	Div.	Age	Director Since	Committees			Board Composition / Governance Highlights
				A	NCG	CC
H. Lynn Horak (I) – Board Chair Retired Regional Chairman, Wells Fargo Regional Banking		75	2009		M		Gender Diversity 5 of 10 female = 50% Average Age 61 years	Racial/Ethnic Diversity 2 of 10 diverse = 20% Average Tenure 5.4 years
Diane C. Bridgewater (I) Executive VP, Chief Financial and Administrative Officer, LCS	✔	58	2007	M*		M
Donald E. Frieson (I) Executive VP, Supply Chain, Lowe’s Companies, Inc.	✔	62	2018		M	M
Cara K. Heiden (I) Retired Co-President, Wells Fargo Home Mortgage	✔	64	2017	C*
What We Do – Best Practices
✔ Annual election of directors
✔ Majority voting in uncontested elections
✔ Independent Board chair
✔ All directors independent other than our CEO
✔ All committee members are independent
✔ Regular executive sessions
✔ Robust stock ownership requirements
✔ Proxy access (3/3/20/20)
✔ Single voting class of securities
✔ Robust code of conduct/ethics
✔ Regular board/committee self-assessments
✔ Director over-boarding limits
✔ Strong corporate governance guidelines
✔ Required director attendance at annual shareholders’ meeting
✔ ESG oversight by the Nominating and Corporate Governance Committee

David K. Lenhardt (I) Former President and CEO, PetSmart, Inc.		52	2018	M*	M
Darren M. Rebelez President and CEO, Casey’s General Stores, Inc.	✔	55	2019
Larree M. Renda (I) Retired Executive VP, Safeway, Inc.	✔	63	2014			C
Judy A. Schmeling (I) Former COO, HSN, Inc. and Former President, Cornerstone Brands	✔	61	2018	M*	C
Gregory A. Trojan (I) CEO, BJ’s Restaurants		62	2021
Allison M. Wing (I) CEO, Joywell Foods, Inc.	✔	55	2018			M
(I) = Independent, Div. = Diversity (gender, race and/or ethnicity) C = Chair M = Member A = Audit * = Audit Committee Financial Expert NCG = Nominating & Corporate Governance CC = Compensation
Casey’s – Notice & Proxy Statement	2

Proposal 2 Summary: Ratify Independent Registered Public Accounting Firm
Summary Information About KPMG

The Audit Committee has selected KPMG LLP to act as its independent registered public accounting firm for the fiscal year ending April 30, 2022, and seeks ratification of the selection. KPMG has been the Company’s auditor since the Company’s 1988 fiscal year.

Proposal 3 Summary: “Say on Pay”
Summary Information About Our NEOs
FY2021 Named Executive Officers	Div.	Age	EO Since	Compensation Governance
Darren M. Rebelez President and CEO	✔	55	2019
What We Do – Best Practices
✔ Strong pay for performance
✔ Incentive programs contain multiple performance metrics tied to long-term shareholder value
✔ Incentive compensation clawback policy
✔ Robust stock ownership requirements for officers
✔ Double-trigger change of control provisions
✔ Independent compensation consultant
✔ Annual “say on pay” vote

What We Don’t Do
☒ No guaranteed incentive payments
☒ No uncapped incentive compensation opportunities
☒ No hedging or pledging of Company stock
☒ No tax gross-ups
☒ No repricing of stock options
☒ No excessive benefits or perquisites

“Say on Pay” Results: FY18: 98.6%, FY19: 97.6%, FY20: 97.3%

Stephen P. Bramlage, Jr. Chief Financial Officer		50	2020
Ena Williams Chief Operating Officer	✔	52	2020
Julia L. Jackowski Chief Legal Officer and Secretary	✔	55	2010
Adrian M. Butler Chief Information Officer	✔	51	2020
William J. Walljasper Retired Chief Financial Officer (effective May 31, 2020)		57	2004
FY21 Direct Compensation Elements
Element	Purpose	FY2021 Metrics
Base Salary	Attracts and retains executives by providing competitive fixed annual cash compensation	Evaluated annually based on market and peer group data and individual and Company performance
Annual Incentive Program (“AIP”)	Performance based pay that delivers annual cash incentives when key financial/operating targets are met or exceeded	• 50% - EBITDA • 25% - same store sales growth (inside sales) • 25% - gross profit dollars (fuel)
Long-Term Incentive Program (“LTIP”)	Performance and time-based equity compensation to attract, retain and reward executives when key financial/operating targets are met or exceeded over a three-year performance period	• 75% PSUs (1/2 ROIC, 1/2 EBITDA) (+/- 25% rTSR modifier based on top/bottom quartile TSR) • 25% time-based RSUs
FY21 Overall Pay Mix				Incentive Highlights
Target Direct Comp. Mix (CEO):
FY21 AIP Payout: Due to the exceptional financial performance of the Company during the 2021 fiscal year, including record EBITDA and fuel gross profit dollars, the 2021 AIP achieved a payout of 200% (i.e., max) of target.

Sal.	AIP	LTIP	= 83% at-risk
17%	21%	62%
Target Direct Comp. Mix (other NEO avg., excluding one-time awards):
FY19-FY21 LTIP Payout: Due to the continued long-term financial success of the Company, the LTIP PSU awards granted during the 2019 fiscal year vested at 164% of target for the ROIC PSUs and 200% (i.e., max) of target for the relative TSR PSUs.

Sal.	AIP	LTIP	= 68% at-risk
32%	22%	46%

Casey’s – Notice & Proxy Statement	3

ANNUAL MEETING FAQs
Why am I receiving these materials?
The Casey’s General Stores, Inc. Board of Directors, through the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Shareholders, this Proxy Statement and the proxy card, is soliciting your vote on matters being submitted for shareholder approval at the Company’s 2021 annual shareholders’ meeting (the “Annual Meeting”) and any adjournments or postponements thereof.
When is the Annual Meeting?
The 2021 Annual Meeting will be held at 9:00 am Central Time on September 1, 2021.
Is the Annual Meeting being held in a virtual only format?
Yes. Due to the continuing potential of COVID-19 disruptions, shareholder participation at last year’s virtual annual meeting being consistent with prior in-person meetings, and to provide the opportunity for shareholders in a broader geographic area to attend, the Annual Meeting will be virtual only, conducted via live audio webcast at www.virtualshareholdermeeting.com/CASY2021. There is no in-person option to attend the Annual Meeting. We encourage you to access the webcast prior to the start time of 9:00 am Central Time.
Do I need anything to attend the Annual Meeting?
Yes. To participate in the Annual Meeting, you will need Internet access and the 16-digit control number included on your Notice, proxy card or voting instruction form. When accessing the meeting website, please insert the control number where indicated. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the Annual Meeting log-in page.
Can I vote my shares and ask questions through the virtual Annual Meeting format?
Yes. We are committed to ensuring that shareholders be afforded the same rights and opportunities to participate as they would at an in-person meeting.
As such, you will be able to vote your shares electronically during the Annual Meeting by following the voting prompts on the meeting platform at www.virtualshareholdermeeting.com/CASY2021.
To submit your question the day of the Annual Meeting, beginning at 8:45 am Central Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/CASY2021, click on the Q&A button, type your question into the “Submit a Question” field, and click “Submit”.
Do I need to be a shareholder to attend the Annual Meeting?
No. The Annual Meeting will be accessible to anyone who is interested by visiting www.virtualshareholdermeeting.com/CASY2021; however, non-shareholders will not be permitted to vote or submit questions through the meeting website.
What is the record date for the Annual Meeting?
The record date for the Annual Meeting is July 1, 2021 (the “Record Date”).
What is the mailing date for the Annual Meeting?
This Proxy Statement and the proxy card are first being provided and/or made available on or about July 21, 2021 to each holder of record of common stock, no par value per share (“Common Stock”), of the Company at the close of business on the Record Date.
How many shares of Common Stock were issued and outstanding on the Record Date?
There were 37,102,246 shares of Common Stock issued and outstanding on the Record Date. Each share of Common Stock will be entitled to one vote on all matters.
Casey’s – Notice & Proxy Statement	4

What are the agenda items for the Annual Meeting?
At the Annual Meeting, shareholders will vote on the following matters (i) to elect ten directors to serve until the next annual shareholders’ meeting and until their successors are elected and qualified; (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022; (iii) to hold an advisory vote on our named executive officer compensation; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Are there any other items of business to be conducted at the Annual Meeting?
The Board is not aware as of this date of any other matters proposed to be presented at the Annual Meeting other than those set forth herein. However, the persons named on the proxy card will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment.
Who is entitled to vote at the Annual Meeting?
The only securities eligible to be voted at the Annual Meeting are shares of Common Stock. Only holders of Common Stock at the close of business on the Record Date of July 1, 2021 are entitled to vote. Each share represents one vote, and all shares vote together as a single class. A list of all shareholders entitled to vote is on file at the Company’s office located at One SE Convenience Blvd., Ankeny, Iowa 50021, and will be available electronically to shareholders on the virtual meeting website during the Annual Meeting.
How many shares are required for a quorum?
The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Shareholders are entitled to one vote per share. Shares held by shareholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”) are included in determining whether a quorum is present. Broker shares that are not voted on a particular proposal because the broker does not have discretionary voting power for that proposal and have not received voting instructions from the beneficial owner (“broker non-votes”) are included in determining whether a quorum is present.
What vote is required for Proposal 1 – election of directors?
For Proposal 1, every shareholder has the right to vote each share of Common Stock owned by such shareholder on the Record Date for as many persons as there are directors to be elected. Cumulative voting is not permitted. The Company’s Articles of Incorporation provide for a majority voting standard in uncontested elections, meaning that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee (a “Majority Vote”). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for Proposal 1.
What if a director nominee does not receive a Majority Vote?
The Company’s Corporate Governance Guidelines provide that any director in an uncontested election who does not receive a Majority Vote is expected to tender his or her resignation as a director. All of the current directors have tendered irrevocable resignations to the Company that will be effective if that director does not receive a Majority Vote and the Board accepts such resignation.
What vote is required for Proposal 2 – ratification of independent registered public accounting firm?
Proposal 2 requires the affirmative vote of the majority of the votes cast on the proposal, meaning that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. Abstentions will not be counted as votes cast and will have no effect on the results of the vote for Proposal 2. Broker non-votes are not expected for Proposal 2.
What vote is required for Proposal 3 – advisory vote on named executive officer compensation?
Proposal 3 requires the affirmative vote of the majority of the votes cast on the proposal, meaning that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for Proposal 3.
How do I vote my shares?
You may vote your shares by either voting at the Annual Meeting through the virtual meeting website at www.virtualshareholdermeeting.com/CASY2021 or by submitting a completed proxy.
Casey’s – Notice & Proxy Statement	5

What is a proxy?
By submitting a proxy, you are legally authorizing another person to vote your shares. The proxy card designates H. Lynn Horak and Darren M. Rebelez to vote your shares in accordance with the voting instructions you indicate on your proxy card. If you submit your proxy card designating Mr. Horak and Mr. Rebelez as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. If any matters, other than those in this Proxy Statement, are properly raised at the Annual Meeting, these individuals will have the authority to vote your shares on those matters in accordance with their discretion and judgment.
How do I vote by submitting a completed proxy?
Mail: You can vote your shares by mail by requesting a paper copy of the proxy materials by following the instructions on the Notice and promptly returning your completed proxy card in the envelope provided. For your proxy to be validly submitted and your shares to be voted in accordance with your instructions, mail your proxy card in time for it to be received by the morning of September 1, 2021.
Telephone: You can vote your shares by calling the toll-free number indicated on your proxy card at any time on a touch-tone telephone and following the recorded instructions. If you vote by telephone, you may submit your voting instructions until 11:59 pm Eastern Time on August 31, 2021. If you are a beneficial owner, or you hold your shares in “street name”, contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.
Internet (prior to the Annual Meeting): You can vote your shares on the Internet by going to the website indicated on your proxy card and following the steps outlined. If you vote on the Internet, you may submit your voting instructions until 11:59 pm Eastern Time on August 31, 2021. If you are a beneficial owner, or you hold your shares in “street name”, contact your bank, broker or other holder of record to determine whether you will be able to vote on the Internet.
What if I hold shares through the Company’s 401(k) Plan?
If you hold shares through the Company’s 401(k) Plan (the “401K Plan”), the shares are not registered in your name, and your name will not appear in the Company’s register of shareholders. Instead, your shares are registered in the name of a trust, administered by Principal Trust Company (the “Trustee”). Only the Trustee will be able to vote your shares, even if you attend the Annual Meeting. You can direct the voting of the shares allocated to your account—including changing or revoking a previously submitted vote—on the Internet, by telephone or by mail on a proxy instruction card, but cannot direct the voting of your 401K Plan shares at the meeting. If voting instructions for shares in the 401K Plan are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other 401K Plan participants. To allow time for the Trustee to tabulate the vote of the 401K Plan shares, participant instructions must be received before 11:59 pm Eastern Time on August 27, 2021.
Can I change my vote?
Yes. If you have previously submitted a proxy card, you may change any vote you may have cast by following the instructions on the proxy card to vote by telephone or on the Internet, or by completing, signing, dating and returning a new proxy card, or by attending the Annual Meeting and voting your shares. If your shares are registered in the “street name” of a bank, broker or other holder of record, please contact the applicable bank, broker or record holder for instructions on how to change or revoke your vote.
Is my proxy revocable?
Yes. Your proxy is revocable. If you are a shareholder of record, you may revoke it by mail before the Annual Meeting by sending a written notice to Julia L. Jackowski, Chief Legal Officer and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions. Please mail any new proxy card in time for it to be received by the morning of September 1, 2021. If you are a shareholder of record and you voted your proxy card by telephone or on the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 pm Eastern Time on August 31, 2021. You also may revoke your proxy card by attending the Annual Meeting and voting your shares. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.
Casey’s – Notice & Proxy Statement	6

What if I hold my shares in “street name” through a bank or broker?
If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “Nominee”), your name will not appear in the Company’s register of shareholders. Your Nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your Nominee, your Nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items—those shares are treated as broker non-votes. Proposal 1—election of directors, and Proposal 3—executive officer compensation, are “non-discretionary” items for any Nominee holding shares on your behalf. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your Nominee will not be able to vote your shares on these proposals. Note that even if you attend the virtual Annual Meeting, you cannot vote the shares that are held by your Nominee unless you have a proxy from your Nominee. If you do not provide instructions to your Nominee and your Nominee does not vote your shares on your behalf with respect to Proposal 2—ratification of the selection of the independent registered public accounting firm, which is a “discretionary” item, your shares will not be counted in determining whether a quorum is present for the Annual Meeting. If your Nominee exercises its “discretionary” authority to vote your shares on Proposal 2, your shares will be counted in determining whether a quorum is present for all matters presented at the Annual Meeting. We urge you to provide instructions to your Nominee so that your votes may be counted on these important matters. Please contact your Nominee for the deadlines for submission of your vote and for instructions on how to change or revoke your vote.
What is the Company’s mailing address?
The Company’s principal executive office mailing address is P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 1, 2021

To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/CASY2021. Information on how to vote at the virtual Annual Meeting is available by contacting Julia L. Jackowski, Chief Legal Officer and Secretary at (515) 965-6579, or by writing to us at: Casey’s General Stores, Inc., Corporate Secretary, P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021.

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2021, are available at http://materials.proxyvote.com/147528. The Company also makes available, free of charge through its website—www.caseys.com, under the “Investor Relations” link at the bottom of each page—this Proxy Statement, the Annual Report to Shareholders, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”).

Casey’s – Notice & Proxy Statement	7

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board consists of ten highly-qualified, experienced and dedicated directors. The Board collectively brings a broad range of executive leadership, consumer/retail, restaurant and food service, digital marketing, operations, M&A, finance and accounting expertise, as well as significant diversity with respect to gender, race/ethnicity and geography. Certain highlights include the following:
Board Leadership	Independence	Gender Diversity	Racial/Ethnic Diversity	Average Tenure
Independent Board Chair	90% Independent (9 of 10 directors)	50% Female (5 of 10 directors; all committee chairs)	20% Diverse (2 of 10 directors)	5.4 Years of Service
The table below summarizes certain core individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole. This summary is not intended to be an exhaustive list of a director’s expertise or contributions to the Board:

BOARD SKILLS MATRIX	H. Lynn Horak	Diane C. Bridgewater	Donald E. Frieson	Cara K. Heiden	David K. Lenhardt	Darren M. Rebelez	Larree M. Renda	Judy A. Schmeling	Gregory A. Trojan	Allison M. Wing
Senior Business Operations Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Consumer Products, Retail	✔		✔	✔	✔	✔	✔	✔	✔	✔
Real Estate, Development, Construction			✔			✔	✔		✔
Digital Marketing, E-Commerce							✔	✔		✔
Marketing and Brand Management				✔		✔	✔		✔	✔
Supply Chain, Logistics and Distribution			✔
Capital Markets, Investment Banking, Asset Management and Investor Relations								✔
M&A	✔			✔		✔		✔	✔	✔
IT and Security		✔								✔
Public Policy, Government Affairs, Regulatory, Compliance, Legal		✔		✔			✔
Finance, Accounting and Financial Reporting	✔	✔		✔				✔	✔
Risk Management		✔		✔			✔	✔
Restaurant and Food Service						✔			✔

*Diversity (Gender, Race and/or Ethnicity)*		✔	✔	✔		✔	✔	✔		✔

Director Nominee Selection Process
To ensure the Board is comprised of highly-talented and experienced individuals, the Nominating and Corporate Governance Committee (“NCG Committee”) annually assesses the competencies and skills possessed by each director. The Committee also considers the skills and competencies the Board as a whole should possess in order to provide effective oversight of the Company’s business. Based on that assessment and as otherwise deemed appropriate, the NCG Committee may establish search criteria for Board candidates, select suitable candidates for interviews and recommend appropriate candidates to the Board for consideration. Board candidates are considered based on various criteria, including relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of shareholders and relevant regulatory guidelines. These considerations are made in light of the needs of the Board at the particular point in time.
Casey’s – Notice & Proxy Statement	8

Board Structure
The Annual Meeting marks the end of a three-year phased declassification process, whereby all ten director nominees will now stand for annual election. The Board may consist of between seven and twelve persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships. The person filling a vacancy or newly-created directorship is to serve until the next annual shareholders’ meeting following their election and until their successor is elected and qualified.
On July 6, 2021, the Board, based on a recommendation of the NCG Committee, increased the number of directors from nine to ten, and appointed Gregory A. Trojan as a director. Mr. Trojan, who brings a wealth of restaurant, retail and consumer products experience to the Board, is standing for annual election by the shareholders for the first time at the Annual Meeting – his detailed biography is set forth below.
Nominees for Election at the Annual Meeting
The NCG Committee has recommended, and the Board has nominated, each of the ten director nominees below to stand for election at the Annual Meeting, each for an annual term expiring in 2022. The Board believes that each nominee has demonstrated outstanding achievement in their careers, possess personal and professional integrity and independent judgment, and has the necessary skills and qualifications to provide effective oversight, strategic guidance and contribute to the future success and growth of the Company.
The NCG Committee has also recommended, and the Board has approved, a waiver of the mandatory director retirement age of 75 for Mr. Horak, who currently serves at Board Chair, for the Annual Meeting. They believe the waiver to be in the best interests of the Company given Mr. Horak’s knowledge of the Company, his leadership during the Board’s recent refreshment and the COVID-19 crisis, and the low average age (61 years) and tenure (5.4 years) of the Board. Mr. Horak abstained from the votes in consideration of the waiver.
It is intended that all proxies, unless contrary instructions are given thereon, will be voted FOR the election of the ten director nominees. In the event of death or disqualification of any nominee, or the refusal or inability of any nominees to serve as a director, the proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board.
*THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES*
Information About the Director Nominees
I = Independent, A = Audit, * = Audit Committee Financial Expert, NCG = Nominating & Corporate Governance, CC = Compensation
Nominee	Career Highlights	Relevant Board Skills
H. Lynn Horak, 75 (I) – Board Chair Retired Regional Chairman, Wells Fargo Regional Banking
Wells Fargo Bank – Midwest Region
Regional Chairman (2004-2007)

Wells Fargo Bank Iowa
Chairman – CEO (1991-2004)
President – COO (1986-1991)
Executive VP – CFO (1981-1986)
Financial/leadership positions (1972-1981)
• Senior Business Operations Leadership • Consumer Products, Retail • M&A • Finance, Accounting, Financial Reporting

Mr. Horak spent the majority of his 35-year banking career leading complex and growing business organizations, from which he brings over three decades of executive leadership experience to his position as independent Board Chair. In recognition for his years of outstanding accomplishments in the Wells Fargo organization, Mr. Horak was elected to the Iowa Business Hall of Fame in 2001. As a director of the Company since 2009, Mr. Horak has developed a deep understanding of the intricacies of the convenience store and quick-service restaurant industries and provides the Board with a wealth of knowledge related to acquisitions, credit markets, consumer behavior and retail analysis.

Director since: 2009, Committees: NCG, Other public boards: None
Casey’s – Notice & Proxy Statement	9

Nominee	Career Highlights	Relevant Board Skills
Diane C. Bridgewater, 58 (I) Executive VP, Chief Financial and Administrative Officer, LCS
LCS
Executive VP, Chief Financial and Administrative
Officer (2011-Present)
VP, Treasurer and CFO (2006-2011)

Pioneer Hi-Bred International, Inc.
VP – CFO, Pioneer Ag Business (2006)
VP – Business Director, North America Operations
Pioneer Ag Business (2004-2006)
Global Customer and Sales Service Director,
Dupont/Pioneer Ag Business (2001-2003)
• Senior Business Operations Leadership • IT, Security • Public Policy, Government Affairs, Regulatory, Compliance, Legal • Finance, Accounting, Financial Reporting • Risk Management

Ms. Bridgewater brings a wealth of finance, accounting, information technology and executive experience to the Board from LCS, a national leader in the planning, development and management of senior living communities. Her strategic and business operations leadership has helped LCS grow to managing more than $5 billion in assets and more than $1.5 billion in annual revenue with over 24,000 employees serving approximately 35,000 seniors. In addition to directing all financial aspects of LCS and serving on its board and investment committee, Ms. Bridgewater is also responsible for overseeing LCS’s insurance business line, group purchasing, IT, compliance, regulatory and legal matters.

Director since: 2007, Committees: A*, CC, Other public boards: None

Nominee	Career Highlights	Relevant Board Skills
Donald E. Frieson, 62 (I) Executive Vice President, Supply Chain, Lowe’s Companies, Inc.
Lowe’s Companies, Inc.
Executive VP, Supply Chain (2018-Present)

Sam’s Club (division of Walmart)
Executive VP of Operations (2014-2017)
Senior VP – Replenishment, Planning & Real Estate (2012-2014)

Massmart Holdings (subsidiary of Walmart)
Chief Integration Officer (2011-2012)

Walmart, Inc.
Senior VP – Supply Chain Eastern U.S. (2010)
President – Central Division (2007-2010)
Operational/management positions (1999-2007)
• Senior Business Operations Leadership • Consumer Products, Retail • Real Estate, Development, Construction • Supply Chain, Logistics, Distribution

Mr. Frieson is Executive VP, Supply Chain, of Lowe’s Companies, Inc., the world’s second largest home improvement retailer, responsible for its distribution centers, logistics, replenishment and planning, transportation and delivery services. Mr. Frieson brings over 30 years of operations, logistics and supply chain experience, including 19 years within the Walmart organization. While at Walmart, he was Executive VP of Operations at Sam’s Club, responsible for all club operations, including supply chain, for more than 650 locations in the U.S. and Puerto Rico, and Senior VP of Supply Chain, where he led more than 30 distribution centers that supplied nearly 1,600 stores, supercenters and neighborhood markets.

Director since: 2018, Committees: CC, NCG, Other public boards: None
Casey’s – Notice & Proxy Statement	10

Nominee	Career Highlights	Relevant Board Skills
Cara K. Heiden, 64 (I) Retired Co-President, Wells Fargo Home Mortgage
Wells Fargo Home Mortgage
Co-President (2004-2011)
Head of National Consumer Lending (1998-2004)
Head of Loan Administration (1994-1997)
VP and CFO (1992-1994)

Wells Fargo Bank Iowa
Senior VP and CFO (1988-1992)
Financial leadership positions (1981-1988)

• Senior Business Operations Leadership
• Consumer Products, Retail
• Marketing and Brand Management
• M&A
• Public Policy, Government Affairs, Regulatory, Compliance, Legal
• Finance, Accounting, Financial Reporting
• Risk Management

Ms. Heiden has over 20 years of executive leadership experience in the financial services industry, serving in both regional and national roles in the Wells Fargo organization. Her successful financial services career led to her being named multiple times to U.S. Banker magazine’s list of “25 Most Powerful Women in Banking,” and she was elected to the Iowa Business Hall of Fame in 2019. Ms. Heiden’s extensive financial, strategy, marketing, operational, and consumer policy expertise will provide the Board with valuable insight in those key areas.

Director since: 2017, Committees: A*, Other public boards: None

Nominee	Career Highlights	Relevant Board Skills
David K. Lenhardt, 52 (I) Former President and Chief Executive Officer, PetSmart, Inc.	PetSmart, Inc. President – CEO (2013-2015) President – COO (2012-2013) Management/leadership positions (2000-2012) Bain & Company, Inc. Manager (1996-2000)	• Senior Business Operations Leadership • Consumer Products, Retail

Mr. Lenhardt spent over 14 years at PetSmart, a specialty provider and retailer for pets, including three years as President and two years as CEO. During this time, he developed its e-commerce and digital business, including through the acquisition of online retailer Pet 360 and deployment of PetSmart’s order online/pick-up in-store capabilities. Mr. Lenhardt also successfully completed PetSmart’s strategic review process in 2014, which resulted in the sale of PetSmart to BC Partners for $8.7 billion in 2015, representing the highest equity valuation in its history. Prior to PetSmart, Mr. Lenhardt served as manager of Bain & Company, Inc., where he led consulting teams for retail, technology and e-commerce clients.

Director since: 2018, Committees: A*, NCG, Other public boards: PetSmart, Inc. (2013-2015)

Nominee	Career Highlights	Relevant Board Skills
Darren M. Rebelez, 55 President and CEO, Casey’s General Stores, Inc.	Casey’s General Stores, Inc. President – CEO (2019-Present) IHOP Restaurants (unit of Dine Brands Global) President (2015-2019) 7-Eleven, Inc. Executive VP – COO (2007-2014)	• Senior Business Operations Leadership • Consumer Products, Retail • Real Estate, Development, Construction • Marketing, Brand Management • M&A • Restaurant and Food Service

Mr. Rebelez, the Company’s President and CEO, brings a wealth of experience as an executive in the convenience store and restaurant industries, most recently as the President of IHOP Restaurants, a unit of Dine Brands Global, Inc., which franchises and operates restaurants under the Applebee’s and IHOP brands. Prior to joining Dine Brands, Mr. Rebelez was employed by 7-Eleven, Inc., a convenience store chain, as Executive VP and COO. Before 7-Eleven, Mr. Rebelez held numerous management roles within ExxonMobil, and before that, at Thornton Oil Corporation. In 2020, Mr. Rebelez was named by CSN as its Retailer Executive of the Year. His wide-ranging experience enables Mr. Rebelez to provide important insights to the Board regarding operations, marketing, digital engagement, product development, management and strategic planning.

Director since: 2019, Committees: None, Other public boards: Globe Life (since 2010)
Casey’s – Notice & Proxy Statement	11

Nominee	Career Highlights	Relevant Board Skills
Larree M. Renda, 63 (I) Retired Executive VP, Safeway, Inc.	Safeway, Inc. Executive VP (1999-2015) Senior VP (1994-1999) Management/leadership positions (1974-1994)
• Senior Business Operations Leadership
• Consumer Products, Retail
• Real Estate, Development, Construction
• Digital Marketing, E-Commerce
• Marketing, Brand Management
• Public Policy, Government Affairs, Regulatory, Compliance, Legal
• Risk Management

Ms. Renda is a distinguished, 40-year veteran of the retail grocery industry, including over two decades in senior and executive leadership positions at Safeway, a U.S. supermarket chain. Her diverse responsibilities included retail strategy, labor relations, public affairs, communications, government relations, health initiatives, human resources, corporate social responsibility and sustainability, philanthropy, IT, construction and real estate. In her early career at Safeway, Ms. Renda earned the distinction of being the youngest store manager, district manager and retail operations manager in Safeway’s history. She was also the first female and youngest person promoted to Senior VP, and subsequently became Safeway’s first female Executive VP. Ms. Renda was twice voted as one of the “50 Most Influential Women in Business” by Fortune magazine.

Director since: 2014, Committees: CC, Other public boards: International Speedway Corp. (2015-2019), Ross Stores, Inc. (since 2020)

Nominee	Career Highlights	Relevant Board Skills
Judy A. Schmeling, 61 (I) Former COO, HSN, Inc. and Former President, Cornerstone Brands
HSN, Inc.
COO (2013-2017)
Executive VP – CFO (2008-2017)
Executive VP – CFO (2002-2008; when known as IAC Retailing)
Financial/leadership positions (1994-2002)

Cornerstone Brands (a division of HSN)
President (2016-2017)

• Senior Business Operations Leadership
• Consumer Products, Retail
• Digital Marketing, E-Commerce
• Capital Markets, Investment Banking, Asset Management, IR
• M&A
• Finance, Accounting, Financial Reporting
• Risk Management

Ms. Schmeling is a seasoned executive, bringing over 20 years of financial, operational and leadership experience with her from HSN, a leading interactive multichannel retailer and the first television shopping network. She has also served in various roles through multiple corporate transitions, including the spin-off of HSN from IAC and HSN’s integration of additional businesses. Throughout her career as an executive and a director at other public companies, Ms. Schmeling has been at the forefront of new and emerging industries and has developed extensive expertise in accounting/finance, and has significant experience with operations, treasury functions, tax, investor relations and corporate strategy. Ms. Schmeling was also named to the 2020 NASD Directorship 100, a list of directors who promote exemplary board leadership and oversight.

Director since: 2018, Committees: A*, NCG, Other public boards: Constellation Brands, Inc. (since 2013), Canopy Growth (since 2018)

Nominee	Career Highlights	Relevant Board Skills
Gregory A. Trojan, 62 (I) CEO, BJ’s Restaurants, Inc.
BJs Restaurants, Inc.
CEO (2013-Present)
President (2012-2018)

Guitar Center, Inc.
President – CEO (2010-2012)
President – COO (2007-2010)

House of Blues Entertainment, Inc.
CEO (1998-2006)
President (1996-1998)

• Senior Business Operations Leadership
• Consumer Products, Retail
• Restaurant and Food Service
• Real Estate, Development, Construction
• Marketing, Brand Management
• M&A
• Finance, Accounting, Financial Reporting

Mr. Trojan has over 25 years of experience leading national restaurant, retail and consumer products companies. He currently serves as CEO and a director of BJ’s Restaurants, Inc., the owner and operator of over 200 casual dining restaurants throughout the U.S., where he also served as President from 2012 through 2018. Mr. Trojan was previously employed by Guitar Center, Inc., a leading retailer of musical instrument products, where he served as President, CEO and director from 2010 to 2012 and as President, COO and director from 2007 to 2010. From 1998 to 2006, Mr. Trojan served as CEO of House of Blues Entertainment, Inc., an operator of restaurant and music venues, concerts and media properties, having served as President from 1996 to 1998. Prior to that, he held various positions with PepsiCo, Inc. from 1990 to 1996, including service as CEO of California Pizza Kitchen, Inc. when it was owned by PepsiCo. Earlier in his career, Mr. Trojan was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Company.

Director since: 2021, Committees: None, Other public boards: BJ’s Restaurants, Inc. (Since 2012), Domino’s Pizza, Inc. (2010-2017)
Casey’s – Notice & Proxy Statement	12

Nominee	Career Highlights	Relevant Board Skills
Allison M. Wing, 55 (I) CEO, Joywell Foods, Inc.
Joywell Foods, Inc.
CEO (2021-Present)

Bright Health
Chief Consumer Officer (2019-2021)
Chief Marketing/Digital Officer (2018-2019)

Ascena Retail Group, Inc.
Chief Marketing Officer and Executive VP of Digital (2014-2017)

giggle, Inc.
Founder, CEO and Chairperson (2004-2014)
• Senior Business Operations Leadership • Consumer Products, Retail • Digital Marketing, E-Commerce • Marketing, Brand Management • M&A • IT, Security

Ms. Wing is an experienced retail and brand marketing executive, bringing years of digital, retail and customer insights experience to the Board. She is currently CEO of Joywell Foods, a food technology company, and prior thereto was Chief Consumer Officer of Bright Health, a health insurance company. Previously, at Ascena, a national specialty retailer of women’s apparel, Ms. Wing successfully launched its loyalty program, developed its first customer insights data production platform and launched its e-commerce platform. Ms. Wing was also an entrepreneur as CEO and founder of giggle, Inc., a multichannel retailer, wholesaler and licenser of baby products. She started her career at Nike and spent several years in Silicon Valley working for online, software and e-commerce companies. Ms. Wing has been recognized by Women’s, Inc. among its Top 100 Corporate Board of Directors.

Director since: 2018, Committees: CC, Other public boards: Bazaarvoice, Inc. (2017-2018), Christopher & Banks Corporation (2019-2021)
*THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES*
Casey’s – Notice & Proxy Statement	13

GOVERNANCE OF THE COMPANY
The Company is committed to strong corporate governance, which we believe promotes the long-term interests of our shareholders, strengthens Board and management accountability and fosters strong Company performance.
To help ensure the Company meets this commitment, the Board has approved Corporate Governance Guidelines (the “Guidelines”) to address key governance practices and identify the framework for the operations of the Board and its committees. A copy of the Guidelines is posted on the Company’s website (www.caseys.com) under the “Investor Relations” link.
The NCG Committee monitors developments in law and governance practices and recommends to the Board appropriate changes to the Guidelines and other governance practices. The NCG Committee also maintains Board-level oversight of “ESG” (environmental, social, governance) issues as they relate to the Company’s business and industry.
Certain highlights of our corporate governance practices include the following:
BOARD COMPOSITION
Independent Board Chair	9 of 10 Directors are Independent	50% Female Directors	20% Racial/Ethnic Diversity	Comprehensive Board Refreshment
H. Lynn Horak	Only non-independent director is Darren M. Rebelez, President/CEO	5 of 10 directors are female, including all committee chairs	2 of 10 directors with racial/ethnic diversity	Seven new directors since July 2017, including Mr. Trojan in July 2021
Additional Information

Independent Board Chair: The Board has no fixed policy with respect to the combination of the positions of Board Chair and CEO, as the Board believes that it is in the best interests of the Company and its shareholders for the Board to assess the Board leadership structure in light of the circumstances then existing. If, in the future, the Board Chair is not an independent director, the independent directors will designate a Lead Director, selected from the independent directors, who will carry out those duties as set forth in the Guidelines.

Gender Diversity: The Company has been formally recognized by the Women’s Forum of New York as a leader in Board gender diversity.

Board Refreshment: On July 6, 2021, the Board increased the number of directors from nine to ten and appointed Gregory A. Trojan as a director. Mr. Trojan brings a wealth of restaurant, retail and consumer products experience to the Board.

SHAREHOLDER RIGHTS
Declassified Board	Majority Voting in Uncontested Elections	Proxy Access	Annual Say-On-Pay Advisory Vote	Single Voting Class of Securities
All nominees will stand for annual election at the Annual Meeting	Nominees at the Annual Meeting are subject to a majority voting standard	3/3/20/20 proxy access structure	Last year’s say-on-pay received 97.3% approval	No dual class or other preferred voting
Additional Information

Mandatory Resignation Policy/Contested Elections: The Guidelines provide that any nominee in an uncontested election who does not receive more votes cast “for” than “against” election/re-election (a “Majority Vote”) is expected to tender his or her resignation as a director. In order to be nominated, candidates must agree to tender irrevocable resignations that will be effective upon (i) the failure to receive a Majority Vote at the next annual meeting at which they face re-election, and (ii) Board acceptance of such resignation. If an incumbent director fails to receive a Majority Vote, the NCG Committee will act on an expedited basis to determine whether to accept the resignation and will submit such recommendation for prompt consideration by the Board. Each of the NCG Committee and the Board may consider any factors they deem relevant. Thereafter, the Board will promptly disclose its decision-making process and decision regarding the resignation offer on a Form 8-K furnished to the SEC.

In a contested election (i.e. the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the requirements set forth in the Company’s Bylaws (the “Bylaws”), and such nomination has not been withdrawn on or prior to the day next preceding the date the Company first mails its notice for such meeting to the shareholders) directors will be elected by a plurality of the votes cast.

Proxy Access: A shareholder or a group of up to 20 eligible shareholders owning 3% or more of the Company’s outstanding shares of Common Stock continuously for at least three years may nominate and include in the Company’s annual meeting proxy materials, for any annual meeting of shareholders at which directors are to be elected, director nominees constituting up to the greater of (i) 20% of the total number of directors of the Company, or (ii) two individuals; provided that the nominating shareholder(s) and nominee(s) satisfy the requirements described in the Bylaws.

Casey’s – Notice & Proxy Statement	14

ACCOUNTABILITY
Strong Anti-Hedging and Pledging Policy	Compensation Recovery Policy	Meaningful Stock Ownership Guidelines	Robust Code of Conduct/Ethics
Hedging and pledging of Company stock is prohibited	May seek reimbursement of incentive payments in the case of certain financial restatements	Director: 5x cash retainer CEO: 5x base salary Chief/SVP: 3x base salary VP: 2x base salary	All directors and officers bound by a robust Code of Business Conduct and Ethics
Additional Information

Hedging/Pledging: Directors, officers, designated key employees and those designated as “insiders” (including their spouses or other family members residing in their households) may not engage in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Further, such persons may not engage in short-term or speculative transactions in the Company’s securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct, including short-term trading, short sales, and publicly-traded options. In addition, the Company recently updated its policy to prohibit all pledging of Company stock or holding it in a margin account.

Compensation Recovery (“Clawback”) Policy: The Board has the authority to seek reimbursement of any annual incentive payment or equity award made to an executive officer whenever (i) the payment was based upon achieving certain financial results that were subsequently the subject of a substantial or material restatement of the Company’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), (ii) the Board determines that the executive officer engaged in intentional misconduct that caused or substantially caused the need for the restatement, and (iii) a lower payment would have been made to the executive officer based on the restated results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive officer the amount by which the incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Stock Ownership: The Board believes that all directors and officers should be shareholders of the Company. Within five years of joining the Board, directors must accumulate share holdings of at least five times the annual cash retainer for non-Board Chair directors (excluding committee retainers) (the annual cash retainer for the 2021 fiscal year was $80,000). Within five years of hire or promotion to their respective positions, the CEO, executive officers and other Company officers must accumulate share holdings of a multiple of their base salary, as follows: CEO, 5x base salary; Chief/SVP, 3x base salary; and VP, 2x base salary. Restricted stock, unvested service-based restricted stock units (RSUs) and vested 401K Plan shares count towards the requirement, however performance-based restricted stock units (PSUs) and stock options do not.

BOARD PRACTICES
Regular Board and Committee Self-Assessments	Meaningful Director Age/Tenure Limits	Director Over-Boarding Limits	Strong Corporate Governance Guidelines	Regular Executive Sessions
Comprehensive self-assessments during the 2021 fiscal year	No re-election after 15 years of service or age 75	May not serve on more than two other public company boards	Key governance practices/framework for the Board and committees	The Board held six executive sessions during the 2021 fiscal year
Additional Information

Age/Tenure Limits: Individual directors will not stand for re-election after completing 15 years of service on the Board or after reaching 75 years of age, subject to extension at the discretion of the Board. As discussed above on page 9, the NCG Committee has recommended, and the Board has approved, a waiver of the mandatory retirement age of 75 for Mr. Horak, who currently serves at Board Chair, for the Annual Meeting. The NCG Committee and the Board believe the waiver for this Annual Meeting to be in the best interests of the Company.

Over-Boarding: Directors may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment must be disclosed and be acceptable to the Board. In addition, outside board service is required to be disclosed to the Board Chair and NCG Committee Chair prior to acceptance in order to comply with these limits and avoid any conflicts of interest.

Executive Sessions: The Guidelines require a minimum of two executive sessions, in which only the independent directors are present, to be held each year in conjunction with regularly scheduled Board meetings. It is the Board’s current practice to hold an executive session in conjunction with every regularly scheduled Board meeting.

Casey’s – Notice & Proxy Statement	15

SHAREHOLDER ENGAGEMENT
Regular and Direct Shareholder Engagement	Regular Investor Conference Attendee and Participant	Director Attendance at Annual Meetings
During the 2021 fiscal year, the Company directly engaged with shareholders representing approximately 50% of our outstanding shares	Participation and presentations are made available to the public via live webcast	All directors are required to attend the annual shareholders’ meeting and be available to answer questions
Additional Information

Engagement: The Company embraces shareholder engagement as an important tenet of good corporate governance, which promotes the long-term interests of our shareholders. As part of this commitment, the Company regularly and actively engages with shareholders and other investors and stakeholders to solicit input, better understand their viewpoints, answer questions and discuss our performance and strategic plan.

Director Attendance at Annual Meetings: The Company is committed to ensuring that shareholders be afforded the same rights and opportunities to participate at the virtual Annual Meeting as they would at an in-person meeting. As such, shareholders are able to submit questions to the Board during the Annual Meeting by following the question prompts on the meeting website and typing the question into the space provided therefor.

ESG (ENVIRONMENTAL, SOCIAL GOVERNANCE)
Inaugural ESG Report Published in July 2021	Board-Level Oversight of ESG	ESG “Working Group”
The Company published its inaugural ESG report in July 2021 which outlines our current environmental, social and governance initiatives, practices and objectives	The NGC Committee has oversight responsibilities for the Company’s ESG efforts and reporting	Our Chief Legal Officer leads a cross-functional ESG “working group” responsible for overall ESG program development and implementation
Additional Information

Casey’s is committed to environmentally and socially responsible practices that seek to promote sustainability throughout our business and to deliver on our purpose of making the lives of our guests and communities better each day. Our culture, principles, and emphasis on long-term performance have guided the Company throughout its 53-year history, and the Board and leadership team recognize the importance of strong governance, environmental stewardship, and social responsibility. While we have made strides this past year, we recognize that we are at the beginning of this journey and will continue our ESG efforts throughout our 2022 fiscal year and beyond.

Our inaugural ESG report – available on the Company’s website (www.caseys.com) under the “Investor Relations” link – was prepared in accordance with the standards published by the Sustainability Accounting Standards Board (SASB), and we have also identified the United Nations Sustainable Development Goals (SDGs) that we believe best align with our business activities and key priority areas.

The report, as published, incorporates five areas fundamental to our business, as follows:

Our Responsible Business Practices	Our Team	Our Guest Experience	Our Community Engagement	Our Commitment to the Environment
We are committed to sound corporate governance and ethical practices, building long-term value for our shareholders and trust with all stakeholders	We strive to provide an environment where our team members are treated with respect, dignity and integrity, supporting growth and development in their individual roles and as a team	We are passionate about providing an excellent, positive guest experience	We strive to strengthen the communities in which we live and work	As our business continues to grow and evolve, we strive to advance environmental practices that reduce the impact of our operations
Casey’s – Notice & Proxy Statement	16

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Members of the Board are kept informed of the Company’s business through discussions with the CEO, the Company’s senior leadership team and other executives and key employees, by reviewing comprehensive materials provided to them, and by participating in regular Board and committee meetings, including closed and executive sessions. Between meetings, directors are provided with information regarding the Company’s strategy, operations and performance, and are frequently consulted on an informal basis by the CEO and the Company’s senior leadership team with respect to ongoing matters.
Directors are expected to attend all Board meetings, meetings of the committees on which they serve, and each annual shareholders’ meeting. The Board held eight meetings during the 2021 fiscal year. Each director attended at least 90% or more of the aggregate number of Board and applicable committee meetings during the 2021 fiscal year, and all directors (other than Mr. Trojan, who was appointed to the Board in July 2021) attended last year’s annual shareholders’ meeting.
Director Independence
In making independence determinations, the Board observes the independence criteria in the Nasdaq Listing Standards. Consistent with these criteria, the Board considers all relationships and material transactions between the Company and the director-nominees (and any affiliated companies), and has affirmatively determined that all current directors, other than Mr. Rebelez as the CEO, and all committee members, are “independent”. As such, a substantial majority of the Board is independent, as so defined.
The Board has considered that both Mr. Horak and Ms. Heiden held executive leadership positions within the Wells Fargo organization during their careers, and concluded that each of them bring distinct and valuable skills to the Board, and that their prior employment experiences would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.
Board Committees
The Bylaws provide for three standing committees of the Board: Audit, Compensation, and Nominating and Corporate Governance. In addition, the Bylaws authorize the Board to establish other committees for selected purposes, pursuant to which the Risk Committee was established in 2016. In September 2020, the Board, based on the recommendation of the NCG Committee, dissolved the Risk Committee, determining that its functions, and the risks it evaluated, would be better and more efficiently served amongst the three standing committees, and in certain cases, by the entire Board.
Information About the Board Committees
(I) = Independent under Nasdaq Listing Standards, ACFE = Audit Committee Financial Expert under Item 407(d)(5) of Reg. S-K
AUDIT COMMITTEE
Committee Members ✔ 100% Independent	Cara K. Heiden – Chair (I), ACFE	Diane C. Bridgewater (I), ACFE	David K. Lenhardt (I), ACFE	Judy A. Schmeling (I), ACFE

The Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent registered public accounting firm it retains to audit the Company’s books and records. Under its written Charter, the Audit Committee also regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees, pre-approves any non-audit engagement and compensation of the independent registered public accounting firm and performs other duties as set forth in its Charter.

The Audit Committee meets regularly each year with financial management personnel, internal accounting and auditing staff and the independent registered public accounting firm. During each meeting, the Audit Committee also meets separately in executive sessions with the CFO, the Director of Internal Audit and the independent registered public accounting firm.

FY2021 Meetings – 5	Audit Committee Charter at www.caseys.com (Investor Relations link)	Audit Committee Report – p. 58
Casey’s – Notice & Proxy Statement	17

COMPENSATION COMMITTEE
Committee Members ✔ 100% Independent	Larree M. Renda – Chair (I)	Diane C. Bridgewater (I)	Donald E. Frieson (I)	Allison M. Wing (I)

The Compensation Committee oversees our executive compensation program and engages in succession planning for the CEO and other executive officer positions.

The Compensation Committee annually reviews the performance of the CEO and the CEO’s evaluation of the Company’s other executive officers and their compensation arrangements, and makes recommendations to the Board concerning the compensation of the CEO and the Company’s other executive officers. Its determinations and deliberations of the CEO’s compensation are done in executive session, without the presence of management, including the CEO. The CEO makes recommendations regarding the compensation of the other executive officers, and participate in such deliberations, but shall not vote to approve any compensation for such executive officers. The Compensation Committee also administers the 2018 Stock Incentive Plan and may authorize awards of stock options, restricted stock units, performance-based restricted stock units, restricted stock and other awards to the executive officers and other key employees under that plan. In addition, the Compensation Committee engages in succession planning for the CEO and other executive officers and makes recommendations to the Board with respect to such matters. The Compensation Committee also makes recommendations to the Board regarding the compensation of directors.

Under its written Charter, the Compensation Committee has authority to retain and terminate executive compensation consulting firms to advise the Compensation Committee and, from time to time, retain compensation consultants to assist with the Compensation Committee’s review and development of its compensation recommendations.

FY2021 Meetings – 5	Compensation Committee Charter at www.caseys.com (Investor Relations link)	Compensation Committee Report – p. 40
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members ✔ 100% Independent	Judy A. Schmeling – Chair (I)	Donald E. Frieson (I)	H. Lynn Horak (I)	David K. Lenhardt (I)

The NCG Committee generally reviews and makes recommendations to the Board regarding its composition and structure, establishes criteria for Board membership and evaluates policies relating to the recruitment of Board members, recommends to the Board the corporate governance policies or guidelines, leads the Board in a periodic review of the Board’s performance, and performs other duties set forth in its written Charter.

The Charter sets forth, among other things, the minimum qualifications that the NCG Committee has determined must be met by a Committee-recommended nominee, and the specific qualities or skills that the NCG Committee believes are necessary for one or more of the Company’s directors to possess. In particular, the NCG Committee Charter provides that, because the Board depends both on (i) the character, judgment, objectivity and diverse experience of its individual directors and (ii) their collective strengths, the Board should be composed of directors with the following characteristics:

Director Characteristics
A variety of experience and backgrounds	Independent under the applicable SEC and listing standards
Represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies, while taking into consideration the overall composition/needs of the Board	The highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others
Free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director	Sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director
High level managerial experience in a relatively complex organization or are accustomed to dealing with complex problems
The NCG Committee considers a number of factors in making nominee recommendations to the Board, including, among other things:

Other Factors of Consideration
Employment and other professional experience, including other board experience	Past expertise and involvement in areas which are relevant to the Company	Business ethics and professional reputation

The Company does not have a formal diversity policy for director nominees, but the NCG Committee considers traditional diversity and diversity of viewpoint, experience, background and other qualities in its overall consideration of nominees qualified for election to the Board

Casey’s – Notice & Proxy Statement	18

Although the Board evaluates a wide range of qualifications and experience, certain areas are of particular relevance to the Company, including, among other things:

Skills and Qualifications
Senior business operations leadership	Consumer products and retail	Real estate, development and construction
Digital marketing and e-commerce	Marketing and brand management	Supply chain, logistics and distribution
Capital markets, investment banking, asset management and investor relations	Public policy and governmental affairs, regulatory compliance and legal	Information technology and security
Mergers and acquisitions	Finance, accounting and financial reporting	Risk management

In considering individuals for nomination as directors, the NCG Committee typically solicits recommendations from the current directors and their professional networks and is authorized to, and regularly does, engage search firms to assist in the process.

The NCG Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws, which contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board.

Under the Bylaws, a shareholder may nominate a director candidate for election at an annual shareholders’ meeting by (i) complying with the Company’s proxy access provision, described on page 14 and as set forth in the Bylaws, or (ii) delivering written notice to the Corporate Secretary not less than 90 days, nor more than 120 days, prior to the first anniversary date of the date of the immediately preceding annual shareholders’ meeting.

For shareholder nominations to be considered at the 2022 annual meeting under method (ii) above, notice must be received by the Corporate Secretary no earlier than May 4, 2022, and no later than June 3, 2022. In addition, the notice must set forth certain information concerning such shareholder and the nominee(s), including but not limited to their names and addresses, occupation, share ownership, rights to acquire shares and other derivative securities or short interests held, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the SEC proxy rules had the nominee(s) been nominated by the Board, and the consent of each nominee to serve as a director if so elected. The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions of the Bylaws.

A copy of the Bylaws may be obtained by request addressed to Julia L. Jackowski, Chief Legal Officer and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021.

FY2021 Meetings – 4	NCG Committee Charter at www.caseys.com (Investor Relations link)	Governance of the Company – p. 11
The Board’s Role in Risk Oversight
Risk assessment and risk management are primarily the responsibility of the CEO and the Company’s management. The Board retains oversight responsibility over the Company’s key strategic risks, information security risks, food safety risks, and regulatory compliance risks. The Board meets regularly with the Company’s senior leadership to discuss strategy and risks facing the Company, and regularly receives detailed presentations and other information from the senior leadership team and other key employees on business operations, financial results and strategic issues, including the identification, assessment and management of critical risks and management’s risk mitigation strategies. In addition, strategic planning sessions are held to discuss strategies, key challenges and risks and opportunities for the Company.
Board of Directors
↑	↑	↑	↑

Director of Enterprise Risk Management (Internal/management)	← →	Enterprise Risk Management Committee (Internal/management)	← →	CEO/Senior Leadership Team (Internal/management)	← →	Board Committees (Board of Directors)
Additional Information

Management: The Director of Enterprise Risk Management (the “ERM Director”), who reports to the Chief Legal Officer, leads a working group of senior executives and other key employees to monitor ongoing risks and evaluate emerging risks to the Company. Among other things, the ERM Director regularly meets with a number of internal enterprise risk management units, which information and related analysis and research is reported to an internal ERM Committee (the “ERMC”), who formally evaluates and discusses these matters. The Chair of the Audit Committee is invited to all ERMC meetings. The ERMC regularly reports to the Company’s CEO and senior leadership team, and the ERM Director regularly reports to the full Board, to present these matters and recommendations for further action. Areas of focus include, but are not limited to, cybersecurity, food safety, competitive, economic, operational, financial, personnel, legal, regulatory, compliance, health, safety and environment, political and reputational risks, and other emerging risks.

COVID-19 Task Force: At the outset of the pandemic, the Company assembled a cross-functional “task-force”, which includes senior executives and team members from a variety of departments/roles, for the continuous monitoring of the impact of COVID-19 on our team members and business operations and to

Casey’s – Notice & Proxy Statement	19

Additional Information

implement measures to manage team member and guest safety and other risks. The full Board is actively engaged in overseeing these risk management strategies and initiatives and works closely with management to maintain information flow and timely review of issues, including mitigation of risk, arising from the pandemic.

Board Committees: The Board committees also provide assistance to the Board in fulfilling its oversight responsibilities in certain areas of risk, each of which has the responsibility to provide oversight and to engage management and the Board with regard to the Company’s principal operating and business risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to financial reporting, internal controls, and financial risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and practices (including an annual risk assessment thereof), the annual incentive compensation program and clawback policies, in addition to CEO and executive officer succession planning risks. The NCG Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and committee membership, structure and succession, and the monitoring of corporate governance issues, including oversight of ESG matters, and the development of recommendations to address evolving best practices in those areas. All committees report to the full Board as to each committee’s activities and matters discussed and reviewed at the committee meetings. In addition, all directors are encouraged to participate in external director education courses to keep apprised of current issues, including evolving areas of risk.

Shareholder Communications
It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting Brian J. Johnson, Senior VP – Investor Relations and Business Development, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021, (515) 446-6587.
Any shareholder wishing to communicate with one or more Board members should address a written communication to H. Lynn Horak, Board Chair, or to Darren M. Rebelez, President and CEO, at P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021. Mr. Horak or Mr. Rebelez, as applicable, will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.
Casey’s – Notice & Proxy Statement	20

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The Company currently has seven executive officers:
Executive Officers
Name and Current Office Held	Recent Employment History	Became Executive Officer	Age
Darren M. Rebelez President and CEO	Mr. Rebelez served as President of IHOP Restaurants (a unit of Dine Brands Global, Inc.) from 2015-2019, where he developed and implemented digital strategies to connect guests via mobile platforms and online channels and grew the brand to become the largest full-service restaurant concept in the United States by unit count. He previously was employed by 7-Eleven as Executive VP and COO from 2007-2014.	2019	55
Stephen P. Bramlage, Jr. Chief Financial Officer	Mr. Bramlage served as Executive VP and CFO at Aramark from 2015-2020, where he directed finance, M&A, supply chain and procurement, IT and risk management and safety. He previously was employed by Owens-Illinois, Inc. from 2006-2015, serving as Senior VP and CFO from 2012-2015.	2020	50
Ena Williams Chief Operating Officer	Ms. Williams served as CEO at National HME, Inc. from 2019-2020, and Senior VP and Head of International and other senior management roles at 7-Eleven, Inc., from 2008-2018, where she directed global functions, including merchandising, marketing, logistics, human resources and financial analysis, in addition to global operations, licensing and expansion.	2020	52
Thomas P. Brennan Chief Merchandising Officer	Mr. Brennan served as COO at CKE Restaurants Holdings, Inc. (the parent of Carl’s Jr. and Hardee’s) from 2017-2019, where he was responsible for the operations and support of over 3,000 restaurants across the United States, and a number of VP roles at 7-Eleven, Inc. from 2012-2017.	2019	46
Adrian M. Butler Chief Information Officer	Mr. Butler served as Senior VP & Chief Information Officer at Dine Brands Global, Inc. from 2015-2020, where he was responsible for IT transformation and strategy, innovation, and technology delivery, as well as building and enhancing the organization’s digital, mobile, social-media and data capabilities focused on growing the business and enhancing the guest experience.	2020	51
Chad M. Frazell Chief Human Resources Officer	Mr. Frazell served as Senior VP—Human Resources at Tractor Supply Co. from 2014-2020, where he was responsible for all of the organization’s Human Resources functions, including benefits, compensation, employee relations, HR compliance, HRIS, organization development and design, payroll, relocation, talent acquisition, and talent development.	2020	49
Julia L. Jackowski Chief Legal Officer and Secretary	Ms. Jackowski served the Company as Senior VP—General Counsel and Human Resources from June 2010-June 2016, and as Senior VP—Corporate General Counsel and Secretary from July 2016-May 2020, when she assumed her current role.	2010	55
Casey’s – Notice & Proxy Statement	21

PRINCIPAL SHAREHOLDERS
The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock as of July 1, 2021 (based on 37,102,246 shares of Common Stock outstanding as of such date). Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	5,264,908(1)	14.2%

The Vanguard Group-23-1945930 100 Vanguard Blvd. Malvern, PA 19355	3,737,708(2)	10.0%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,044,056(3)	8.2%

T. Rowe Price Mid-Cap Growth Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,300,000(4)	6.2%
(1)
Based on Schedule 13G/A (Amendment No. 4) filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC dated February 16, 2021. Such information indicates that T. Rowe Price has sole voting power over 1,972,659 shares and sole dispositive power over 5,264,908 shares.

(2)
Based on Schedule 13G/A (Amendment No. 11) filed by The Vanguard Group—23-1945930 (“Vanguard”) with the SEC dated February 10, 2021. Such information indicates that Vanguard and certain subsidiaries of Vanguard have sole dispositive power over 3,683,422 shares, shared dispositive power over 54,286 shares, and shared voting power over 24,615 shares.

(3)
Based on Schedule 13G/A (Amendment No. 11) filed by BlackRock, Inc. (“BlackRock”) with the SEC dated January 29, 2021. Such information indicates that BlackRock and certain subsidiaries have sole voting power over 2,921,463 shares and sole dispositive power over 3,044,056 shares.

(4)
Based on Schedule 13G/A (Amendment No. 4) filed by T. Rowe Price Mid-Cap Growth Fund, Inc. (“T. Rowe Price Mid-Cap”) with the SEC dated February 16, 2021. Such information indicates that T. Rowe Price Mid-Cap has sole voting power over 2,300,000 shares. The amount referenced above for T. Rowe Price is inclusive of the amount set forth hereunder.

Casey’s – Notice & Proxy Statement	22

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth, as of July 1, 2021 (other than with respect to the 401K Plan shares, which are as of April 30, 2021, as discussed in Footnote 2 below, and with respect to Mr. Walljasper’s shares, which are as of May 31, 2020 as discussed in Footnote 7 below), the beneficial ownership of shares of Common Stock, the only class of capital stock outstanding, by the current directors (including the Board’s nominees for election to the Board of Directors), the executive officers named in the Summary Compensation Table, and all current directors, director-nominees, and executive officers as a group (based on 37,102,246 shares of Common Stock outstanding as of such date). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.
Name of Beneficial Owner	Direct Ownership	Shares Subject to Vested Options and RSUs that Vest Within 60 Days(1)	401K Plan Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
H. Lynn Horak(4)	14,494	—	—	14,494	*
Diane C. Bridgewater	10,187	—	—	10,187	*
Donald E. Frieson	2,240	—	—	2,240	*
Cara K. Heiden(5)	6,729	—	—	6,729	*
David K. Lenhardt	2,240	—	—	2,240	*
Larree M. Renda	11,033	—	—	11,033	*
Judy A. Schmeling	2,174	—	—	2,174	*
Gregory A. Trojan(6)	—	—	—	—	*
Allison M. Wing	1,686	—	—	1,686	*
Darren M. Rebelez	12,912	—	172	13,084	*
Stephen P. Bramlage, Jr.	1,501	—	—	1,501	*
Julia L. Jackowski	22,617	—	4,831	27,448	*
Ena Williams	1,711	—	—	1,711	*
Adrian M. Butler	200	—	—	200	*
William J. Walljasper(7)	21,581	—	1,038	22,619	*
All executive officers, directors and director-nominees as a group (17 persons)	112,764	—	6,096	118,893	*
*	Less than 1%
(1)
Each non-employee director holds 655 RSUs (other than Mr. Trojan, who holds 100 RSUs) that will cliff-vest on September 1, 2021, which is 62 days after July 1, 2021, subject to continued service as a director through the vesting date.

(2)
Consisting of shares allocated to the 401K Plan account of the respective individual as of April 30, 2021 over which the individual exercises voting power. Under the trust agreement creating the 401K Plan, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individual’s direct ownership of shares and 401K Plan shares.
(4)	Includes 200 shares held by Mr. Horak in a separately managed Individual Retirement Account.
(5)	Includes 4,000 shares owned jointly by Ms. Heiden and her spouse, under shared voting and dispositive power.
(6)	Mr. Trojan was appointed as a director on July 6, 2021.
(7)	Mr. Walljasper retired as the Company’s Chief Financial Officer on May 31, 2020. As such his beneficial ownership is shown as of that date.
Delinquent Section 16(a) Reports
Based solely on our review of forms filed with the SEC and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the 2021 fiscal year were timely met, other than a single transaction on one Form 4 for Ms. Bridgewater that was filed three days late due to an inadvertent delay in being provided final transaction information from the broker.
Casey’s – Notice & Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) provides a detailed overview of the Company’s compensation philosophy, objectives and programs for its named executive officers (“NEOs”) for the 2021 fiscal year:
2021 Fiscal Year NEOs
Darren M. Rebelez President and Chief Executive Officer (“CEO”)	Stephen P. Bramlage, Jr. Chief Financial Officer (“CFO”)	Ena Williams Chief Operating Officer (“COO”)
Julia L. Jackowski Chief Legal Officer and Secretary (“CLO”)	Adrian M. Butler Chief Information Officer (“CIO”)	William J. Walljasper Retired Chief Financial Officer (effective May 31, 2020)
EXECUTIVE SUMMARY
CD&A Roadmap
CD&A Section	Page
CD&A Section (cont.)	Page
2021 Fiscal Year Business and Financial Highlights
Casey’s 2021 fiscal year started May 1, 2020, when the COVID-19 pandemic had firmly taken hold in the United States and was accelerating across the Company’s footprint. By that time, Casey’s was constantly refining its business and operations in response to an ever-changing array of business and school closures, stay-at-home orders, sales restrictions, social distancing mandates and other COVID-19 measures. From the outset, Casey’s cross-functional COVID-19 task force invested thousands of collective hours in planning and execution, its team members diligently continued to safely and effectively serve our guests and the Casey’s leadership team quickly adapted and embraced the challenge of operating in a historically disruptive environment.
Casey’s – Notice & Proxy Statement	24

Examples of some of the health and safety and other COVID-19 measures implemented by Casey’s, in which it has invested over approximately $50 million ($38 million in the 2021 fiscal year), have included the following:
COVID-19 Safety and Health Measures

• Increased all full-time and part-time store and distribution center team members’ pay by an additional $2 per hour
• Provided additional operational bonuses to key field support team members
• Provided additional paid leave for impacted team members
• Provided additional paid flextime for full and part-time team members
• Designated exclusive shopping time for higher-risk guests
• Enhanced cleaning and hygiene practices throughout the store and at the pumps

• Closed all in-store dining and moved to full-service on key prepared food items
• Mandated working remotely where possible
• Implemented health checks intended to maintain well-being in all distribution centers
• 6-foot markings in stores to encourage social distancing
• Installed plexiglass shields at Casey’s cash registers
• Provided personal protective equipment to all team members and implemented a store mask mandate
• $50 vaccination bonus for fully vaccinated team members

Despite these challenges, Casey’s remained focused on, and made significant progress towards, advancing its long-term strategic plan which is centered around delivering top quintile EBITDA growth, the foundation of which is the following four pillars:
Strategic Plan – FY21 Progress
Reinvent the Guest Experience	Create Capacity Through Efficiencies	Be Where the Guest Is	Invest in Our Talent

Provided an array of new and enhanced products and services to our guests:
• 180+ new private label products
• Expanded third-party delivery partnerships (750+ stores)
• Curbside pickup at all stores
• Expanded digital offerings including products
available
• Updated branding including new logo
• Added over 1.5 million
Casey’s Rewards members

Developed and refined capabilities across the enterprise to drive efficiencies:
• Launched centralized procurement and asset protection departments
• Opened third distribution center in Joplin, MO
• Enhanced price/product optimization
• Continued to expand existing fleet fuel card
program
• Efficient balance of fuel under contract
• Optimized transportation
network

Continued to add stores through a mix of new store builds and acquisitions:
• 40 new store builds
• 5 store acquisitions
• Agreement to acquire 90+ Buchanan Energy/Bucky’s stores and dealer network (closed May 13)
• Agreement to acquire 48 Circle K stores in Oklahoma (closed in June)
• Enhanced network planning and dedicated acquisition
team

Added thirteen talented, diverse individuals to its extended leadership team, including the following executive officers:
• Stephen P. Bramlage, Jr. Chief Financial Officer
• Ena Williams
Chief Operating Officer
• Adrian M. Butler
Chief Information Officer

As highlighted below, Casey’s resilient business model, along with the actions and initiatives described above, enabled the Company to deliver outstanding financial and operating results for the 2021 fiscal year, which as described throughout the CD&A, is reflected in the compensation earned by, and awarded to, the NEOs:
FY21 Performance Highlights – General
Stock Price	Net Income	Diluted EPS	Rewards Members
$222.19 ↑ $151.41	$312.9 Million ↑ $263.8 Million	$8.38 ↑ $7.10	3,574,417 ↑ 2,050,832
46.7% increase	18.6% increase	18% increase	74.3% increase
Casey’s – Notice & Proxy Statement	25

FY21 Performance Highlights – Linked to NEO Compensation
Gross Profit – Fuel	SSS Growth – Inside	EBITDA*	3-Year ROIC	3-Year TSR
$761.2 Million ↑ $614.8 Million	4.0% ↑ 0.8%	$719.2 Million ↑ $646.6 Million	10.2%	88.5th Percentile
23.8% increase	400% increase	11.2% increase		4th out of 23 TSR peers
*EBITDA is a non-GAAP measure which we define as net income before net interest expense, income taxes, depreciation and amortization. See Appendix A for a reconciliation of net income to EBITDA.
2021 Fiscal Year Compensation Highlights and Alignment of Pay with Performance
Both our annual and long-term incentive plans are strongly aligned with meaningful operating and strategic metrics, including those outlined in our long-term strategic plan, and place the majority of NEO compensation at-risk and dependent upon the Company’s performance – 83% of our CEO compensation is at-risk and 68% of the other NEOs’ compensation, on average, is at-risk. In response to the significant uncertainty caused by COVID-19, the Committee thoughtfully and patiently set compensation targets with these principles in mind, which resulted in no in-flight changes or adjustments to any compensation plans, goals, payouts or otherwise for the 2021 fiscal year, and further, the Company did not exclude, when calculating incentive compensation, any of the $38 million in COVID-19 investments it made during the 2021 fiscal year in protecting our guests and team members.
In addition to modest base pay increases for Mr. Rebelez and Ms. Jackowski, the following summarizes the 2021 fiscal year performance-based compensation elements and the payouts under the applicable plans, as discussed further throughout the CD&A, which further evidences the alignment of our NEOs’ pay with the Company’s performance:
Annual Incentive Compensation Program (“AIP”)	Long-Term Incentive Compensation Program (“LTIP”)

AIP Summary: At-risk performance-based pay, ranging from 0% to 200% of target, that delivers annual cash incentives when key financial/operating goals are met or exceeded.
FY21 Changes: Reduced the number of performance metrics from five to three and aligned the metrics and performance goals more closely with the Company’s long-term strategic plan.
FY21 Metrics:
• 50% - EBITDA
• 25% - same store sales growth (inside sales
• 25% - gross profit dollars (fuel)
FY2021 Payout: Due to on the Company’s strong performance across all AIP metrics during the 2021 fiscal year, including delivering record EBITDA, record fuel gross profit and a same-store inside sales increase of 4%, a remarkable feat considering the historic declines in store traffic experienced as a result of COVID-19, the NEOs achieved an annual incentive payout equal to 200% (i.e., max) of their respective target.

LTIP Summary: At-risk equity-based awards in the form of RSUs and PSUs, the latter of which deliver long-term stock incentives when key financial/operating goals are met or exceeded over a three-year performance period and can range from 0% to 200% of target.
FY21 Changes: Aligned the metrics and performance goals more closely with the Company’s long-term strategic plan, and: (i) moved relative TSR to a PSU payout modifier (+/- 25% based on achieving top/bottom quartile TSR performance); (ii) awards accrue dividend equivalents, paid in cash if and to the extent the awards vest; and (iii) RSUs vest ratably on the first three anniversaries of the grant date.
FY21 Metrics (FY21-FY23 performance period):
• 37.5% EBITDA PSUs
• 37.5% ROIC PSUs
• 25% time-based RSUs
FY19-FY21 Payout: Due to the continued long-term financial success of the Company, the LTIP PSU awards granted during the 2019 fiscal year (i.e., June 2018) vested at 164% of target for the ROIC PSUs and 200% (i.e., max) of target for the relative TSR PSUs. The Company’s stock price increased from approximately $98 to $222 over the three-year period, resulting in the value of earned PSUs being well-above target values but appropriately aligned with the Company’s results and the results received by our shareholders.

Consistent with recent prior fiscal years, the advisory vote on our say-on-pay proposal presented at the 2020 annual shareholders’ meeting received the support of over 97% of the votes cast, which the Committee views as evidence of shareholder support of our executive compensation decisions and policies.
In summary, the Committee firmly believes that executive compensation program was designed well, that the Company performed exceptionally well in a challenging year, delivered outstanding returns to shareholders and the NEOs were rewarded accordingly. As such, the program is working as intended.
Casey’s – Notice & Proxy Statement	26

EXECUTIVE COMPENSATION PHILOSOPHY AND BEST PRACTICES
In designing the executive compensation program, the Committee’s philosophy is straightforward – attract, motivate and retain talented and diverse executives, emphasize pay-for-performance, and focus on long-term success and shareholder alignment:
Executive Compensation Philosophy
Motivates/Rewards Performance	Aligns with Shareholders	Attracts and Retains Talent	Reinforces Risk Management	Clear and Transparent	Strengthens Governance
Create rewards in the short-term and longer-term	Ensure alignment of interests with shareholders	Attract/retain diverse talent to achieve objectives	Ensure programs are appropriately risk balanced	Programs are understandable and simple	Satisfy the spirit of the law and the letter of the law
As noted, the Committee’s philosophy supports good governance and discourages excessive risk-taking:
What we Do	What we Don’t Do

✔ Pay for performance: A significant portion of NEO compensation is tied to the Company’s financial performance and is “at-risk”.
✔ Reasonable balance between short-term and long-term incentives: A reasonable balance between cash and stock, fixed and variable compensation, short- and long-term compensation, and performance- and service-based awards, discourages short-term risk taking at the expense of long-term results.
✔ Multiple performance metrics: Both the annual and long-term incentive programs use multiple performance metrics. This approach discourages excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.
✔ Engagement of independent advisor: The Committee directly retains an independent compensation consultant to advise on the executive compensation program and practices.
✔ Clawback policy: Permits the Company to recoup certain compensation payments or equity awards in the event of a substantial or material restatement of the Company’s financials.
✔ Double-trigger protection: Change of control agreements provide benefits following a change in control only in the event that the officer is terminated without cause or resigns for good reason. The 2018 Stock Incentive Plan provides similar “double-trigger” protection for unvested stock awards.
✔ Share ownership requirements: Meaningful requirements are in place for executives based on multiples of base salary.
✔ Annual “say-on-pay” vote: The Company’s shareholders have the opportunity to cast an annual advisory vote on the executive compensation program.

☒ No guaranteed incentive payments: We do not provide guaranteed annual incentive payments to any of our NEOs. Other than base salaries, none of our NEOs’ compensation for the 2021 fiscal year was guaranteed.
☒ No uncapped incentive compensation opportunities: All incentive plans have maximum levels of payout, even if the Company achieves higher performance.
☒ No excessive benefits or perquisites: The Company does not maintain enhanced health or retirement benefits for its executives and does not permit excessive perquisites.
☒ No tax gross-ups: No tax gross-ups are paid to cover personal income taxes or excise taxes that pertain to executive or severance benefits.
☒ No hedging or pledging of Company stock: The Company prohibits the hedging of Company stock and other short-term or speculative transactions as well as the pledging of Company stock.
☒ No payment of dividends on unvested stock awards: Unvested stock awards earn dividend equivalents, which are paid in cash upon vesting only if, and to the extent that, the underlying awards vest.
☒ No practices that encourage excessive risk-taking: The Company provides balanced compensation, a significant portion of which is long-term, at-risk and subject to multiple performance metrics.

Casey’s – Notice & Proxy Statement	27

EXECUTIVE COMPENSATION PROCESS
Roles in Determining Executive Compensation
Committee and the Board

The Committee oversees our executive compensation program and is charged with the following:
• Determines the structure and performance goals of the LTIP and approves equity-based awards
• Determines the structure of the AIP and recommends its performance goals to the Board
• Recommends base salary increases for executive officers to the Board
• Approves pay packages for executive officer candidates and new hires
• Evaluates CEO performance
The Board is responsible for the following:
• Approves the performance goals of the AIP
• Approves base salary increases for executive officers and CEO compensation
• Approves the Company’s Operating Plan, prepared and recommended by management, which contains strategic business and financial objectives used to inform the incentive plan performance goals

↑	↑
Independent Compensation Consultant	CEO/Management

The Committee is authorized to engage advisors to assist it in discharging its duties. For the 2021 fiscal year, the Committee engaged Pay Governance as its independent compensation consultant, who attending all Committee meetings and advised the Committee, among other things, on the following:
• Compensation updates and strategy with respect to COVID-19
• Updating the peer groups (see below)
• Incentive compensation practices, including the Company’s incentive plan structure and performance metrics
• CEO competitive pay analysis and analysis of the alignment of the Company’s realizable pay with its performance
• Review of director compensation
• Proxy advisor updates and pay-performance test estimates
• Executive pay risk assessment
• ESG metrics in incentive designs
The Committee assessed the independence of Pay Governance and did not identify any conflict of interest that would prevent it from independently advising the Committee.

The CEO evaluates the performance of the executive officers (other than himself) and makes specific recommendations to the Committee with respect to the following:
• Base salary increases
• Changes to incentive plan structures, target percentages and goals under the incentive plans
• Pay packages, including salary and incentives, for executive officer candidates and new hires
The CEO is assisted in these matters by the Chief Human Resources Officer and his team, who also receive input and analysis from management’s separate compensation consultant, which for the 2021 fiscal year was Pearl Meyer (who provides market data, benchmarking and other compensation information and analyses used in management’s recommendations). The CFO and his team are also integrally involved with setting the Company’s Operating Plan, which informs the incentive plan performance goals.
The CEO is not involved with recommendations as to his own compensation, which is determined by the Committee and the Board.

In addition to performance results, management recommendations, input from Pay Governance, and when applicable, its own judgment and experience, the Committee used the following when setting compensation and designing incentive plans for the 2021 fiscal year:
Use of Peer Groups
Compensation: The following 18-company peer group was used to inform certain 2021 fiscal year compensation decisions, including those related to base salaries, annual and long-term incentive structure and metrics and other market-based comparisons:
Compensation Peer Group
Advance Auto Parts, Inc. AutoZone, Inc. Big Lots, Inc. Brinker International, Inc. Core-Mark Holding Company, Inc. Cracker Barrel Old Country Store, Inc.	Delek US Holdings, Inc. Dollar Tree, Inc. Ingles Markets, Inc. Murphy USA, Inc. O’Reilly Automotive, Inc. Sprouts Farmers Market, Inc.	Sunoco LP The Andersons, Inc. Tractor Supply Company United Natural Foods, Inc. Weis Markets, Inc. Yum! Brands, Inc.
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Factors used in initially establishing the compensation peer group, which was done during the 2020 fiscal year, included evaluating companies with a similar business, product and/or marketing mix or industry focus; those with revenue ranges between approximately 50% to 200% of the Company’s revenue (the revenue of the median company at the time of the evaluation was $7.25 billion, or approximately 83% of the Company’s revenue in the 2021 fiscal year); those that are publicly traded; those where the mix of compensation has similar components; and, those with whom the Company competes for talent.
In September 2020, as part of the Committee’s regular review of its peer groups, which included recommendations from Pay Governance, the Committee made the following changes: removed six companies including Big Lots, Inc., Delek US Holdings, Inc., Ingles Markets, Inc., The Andersons, Inc., United Natural Foods, Inc., Weis Markets, Inc., and added six companies in their place, including Domino’s Pizza, Papa John’s International, Inc., BJ’s Wholesale Club Holdings, Inc., Darden Restaurants, Inc., Performance Food Group Company and Restaurant Brands International, Inc.
Factors used in updating the compensation peer group in September 2020 included evaluating companies that operate in a similar business (retail, convenience, multi-outlet) or provide similar products (fuel, prepared foods, alcohol, groceries and other merchandise) and those that reflect the Company’s size and scale, including with respect to revenue (with ranges between approximately 40% to 250% of the Company’s revenue; the revenue of the median company at the time of the evaluation was $9.38 billion, or more closely approximating the Company’s revenue in the 2021 fiscal year), market cap, assets, invested capital and employees, recent EBITDA and EBITDA margins.
Performance: In recent prior fiscal years, up to and including 2020 LTIP awards, the Committee utilized a separate performance-related peer group to determine the payout under the LTIP for the Company’s PSUs based on its relative total shareholder return (“TSR”) results. As discussed further below, for the 2021 LTIP, the Committee moved TSR from a primary performance metric to a PSU payout modifier (i.e. if the Company ranks in the bottom quartile of the performance-related peer group, the number of PSUs actually awarded will be reduced by 25%; if the Company ranks in the top quartile, the number of PSUs actually awarded will be increased by 25%). In conjunction with the change, the Committee decided to utilize a performance-related peer group for the TSR modifier in the 2021 LTIP that consists of the companies in the S&P 500 (excluding the Company) at the end of the three-year performance period (the “TSR Peer Group”).
Competitive Compensation Analysis
In order to attract and retain talented executives, the Committee believes it is important to provide market competitive compensation, and as a result, annually reviews the competitiveness of the executive compensation program. As part of the review, the Committee, with the assistance of Pay Governance, considers a variety of information including compensation peer group and related survey data, industry benchmark data and recommendations from management (which may be informed on such recommendations by data from its separate compensation consultant, Pearl Meyer). From the review, the Committee generally seeks to set target compensation for base salary, annual incentives and long-term incentives that approximate the market median at the time compensation is set:
FY21 Total Target Direct Compensation as a % of Market Median
CEO	Average NEOs (other than CEO)
86%	99%
While the Committee relies on such review and data to inform its determinations with respect to each element of compensation, it does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive. Accordingly, the Committee has not set a formal “benchmark” to such data for any executive officer, other than as a general goal set forth above, and considers several other factors when setting compensation, including the executive’s duties, individual performance, length of service, importance of role, retention and internal pay equity.
Consideration of Say-on-Pay Vote
In evaluating the Company’s executive compensation program, the Committee also considered the results of the advisory vote on the say-on-pay proposal presented at the 2020 annual shareholders’ meeting, which, as noted below, received the support of over 97% of the votes cast. The Committee views the outcome as evidence of shareholder support of our executive compensation decisions and policies. The Committee will continue to review say-on-pay votes and consider whether any additional changes to the program are warranted in light of the voting results, which for the past three years have been the following:
Say-on-Pay Vote Results
2018 Fiscal Year	2019 Fiscal Year	2020 Fiscal Year
98.6%	97.6%	97.3%
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COMPENSATION PROGRAM ELEMENTS
Our compensation program for the 2021 fiscal year had four primary components:
Executive Compensation Elements
Base Salary	Annual Incentive Compensation Program	Long-Term Incentive Compensation Program	Benefits and Perquisites
Overall Pay Mix for NEOs
A significant portion of each NEO’s compensation is performance-based and at-risk, with the only fixed compensation during the 2021 fiscal year being base salary (excluding benefits). The following illustrates the current mix of incentive-based/at-risk compensation, at target, compared to base salary, for the 2021 fiscal year for our CEO and the average of the other NEOs (other than Mr. Walljasper):
FY2021 Target Direct Comp. Mix (CEO) – 83% at-risk:
Sal.	AIP	LTIP
17%	21%	62%
FY2021 Target Direct Comp. Mix (average of other NEOs, excluding one-time awards) – 68% at-risk:
Sal.	AIP	LTIP
32%	22%	46%
While the Company does not have a prescribed pay mix that it attempts to achieve for each NEO, the Committee believes that the current mix, which is derived from our compensation philosophy and market data, appropriately balances short-term and long-term business goals and aligns the interests of our NEOs with our shareholders.
Base Salary
The Company provides competitive base salaries to the NEOs, which provides a fixed level of annual compensation commensurate with their roles and responsibilities. Base salaries are reviewed by the Committee, and as applicable the Board, on an annual basis, typically in June or in conjunction with the hiring of an executive officer. While not guaranteed, NEOs are generally eligible for an annual adjustment depending on individual and Company performance and market competitiveness.
Consistent with the executive compensation process discussed above, the following base salaries were provided to the NEOs for the 2021 fiscal year (annualized in the event a NEO was not employed for the entire fiscal year):

	2020 Fiscal Year Base Salary	2021 Fiscal Year Base Salary	% Increase from 2020 to 2021
Darren M. Rebelez, CEO	$950,000	$1,000,000	5.2%
Stephen P. Bramlage, Jr., CFO	—	$675,000	—
Ena Williams, COO	—	$650,000	—
Julia L. Jackowski, CLO	$592,500	$605,000	2.1%
Adrian M. Butler, CIO	—	$450,000	—
William J. Walljasper, CFO (Ret.)	$595,000	—	—

The base salary for Mr. Rebelez was approximately 91% of the market median, and the average base salary of the other NEOs (excluding Mr. Walljasper) was approximately 108% of the market median, each consistent with the Committee’s compensation philosophy.
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Annual Incentive Compensation Program
The NEOs participate in the AIP, which is at-risk performance-based pay that delivers annual cash incentives when key financial/operating goals are met or exceeded. As discussed below, for the 2021 fiscal year, the Committee simplified the AIP by reducing the number of performance metrics from five to three while focusing the alignment of the program more closely with the Company’s long-term strategic plan, which has a foundational goal of delivering top quintile EBITDA growth:
2021 AIP Metrics	Weight
EBITDA	50%
Gross Profit (Fuel) ($)	25%
Same-Store Sales Growth (Inside Sales) (%)	25%
The payout at target for each NEO, which was based in-part on market and survey data reviewed by the Committee, consists of an overall payout range from 0% to 200% of target depending on performance. Below the threshold level, there is no payout. Achievement of threshold levels results in payouts of 25% of target, and achievement of maximum levels results in payouts of 200% of target:

	Target AIP Payout as a % of Base Salary	Payout Range as a % of Base Salary
		Thresh.	Target	Max
Darren M. Rebelez, CEO	130%	32.5%	130%	260%
Stephen P. Bramlage, Jr., CFO	75%	18.75%	75%	150%
Ena Williams, COO	75%	18.75%	75%	150%
Julia L. Jackowski, CLO	65%	16.25%	65%	130%
Adrian M. Butler, CIO	65%	16.25%	65%	130%
William J. Walljasper, CFO (Ret.)	—	—	—	—

The target payout percentage for Mr. Rebelez was at the market median, and the average target payout percentage of the other NEOs (other than Mr. Walljasper) approximated market median, each consistent with the Committee’s compensation philosophy.
As highlighted in the Executive Summary above, and discussed below, based on the Company’s remarkably strong performance throughout the 2021 fiscal year across all AIP metrics, the NEOs achieved an AIP payout equal to 200% (i.e., max) of their respective target, with the exception of Mr. Walljasper, who did not participate in the 2021 AIP because he retired on May 31, 2020.
Annual Incentive Metrics
For the 2021 fiscal year, the Committee performed a detailed review of the AIP design, including its structure and performance metrics, which among other things, included input from Pay Governance, recommendations from management, analysis of the AIP’s impact on the Company’s long-term strategic plan and shareholder value, and the evaluation of a number of design alternatives.
As a result of the review, the Committee made a number of changes to the 2021 AIP, including the following: (i) simplified it by reducing the number of performance metrics from five to three, which is common among the Compensation Peer Group, (ii) replaced diluted EPS with EBITDA, and (iii) removed the “circuit breaker”, and instead, lowered the threshold payout level from 50% to 25%, which removes an overemphasis on any one metric and mitigates excessive risk taking.
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2021 AIP Metrics
Metrics	Weight	Description
EBITDA	50%
EBITDA: We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization, which is a critical financial measure in our business because it:
• Measures overall financial performance and value created by the Company
• Provides a focus on core operating results and represents a key basis for stock valuation
• Is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities
• Aligns with the Company’s long-term strategic plan (i.e., its commitments to investors)
• Is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets and assessing performance
• Is a common incentive and performance metric used by our peers and others in the convenience store industry

Gross Profit (Fuel) ($)	25%
Gross Profit: Gross profit is equal to total revenue with respect to same-store fuel sales less total cost with respect to such sales (exclusive of depreciation and amortization).
Fuel: As the Company’s largest revenue product, fuel sales are a critical component of our revenue and earnings. Over the past three fiscal years, on average, our fuel revenues accounted for approximately 59% of total revenue and our fuel gross profit accounted for approximately 28% of total gross profit.

Same-Store Sales Growth (Inside Sales) (%)	25%
Same-Store Sales: Same-store sales includes aggregated individual store results for all stores open throughout a particular period. When comparing annual data, the store must be open for each entire fiscal year being compared. Remodeled stores that remained open or were closed for just a very brief period of time (i.e., less than a week) during the period being compared remain in the same-store sales comparison. If a store is replaced, either at the same location (i.e., razed and rebuilt) or relocated to a new location, it is removed from the comparison until the new store has been open for each entire period being compared. Newly constructed and acquired stores do not enter the calculation until they are open for each entire period being compared.
Growth: In the case of inside sales, the same-store sales growth metric is equal to the percentage increase in same-store sales from the prior fiscal year (i.e., the 2020 fiscal year), which is calculated based on each year’s revenue (i.e., dollars).
Inside Sales: Inside sales includes a combination of the Company’s “prepared food and fountain” and “grocery and other merchandise” categories, which historically have consisted of the Company’s highest margin products. Over the past three fiscal years, on average, these categories have accounted for approximately 41% of the Company’s total revenue, but have resulted in approximately 72% of total gross profit.

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Annual Incentive Goal Setting
Each fiscal year, our CEO, CFO and other members of the management team prepare comprehensive strategic business goals and objectives in the form of an annual operating/financial plan (the “Operating Plan”), which is designed to ensure that short-term objectives are met or exceeded in a manner consistent with long-term shareholder value creation. The Committee, and ultimately the Board, reviews and approves the Operating Plan, and its pro forma results become the target performance levels for each AIP metric. The Committee then sets threshold and maximum performance goals, with the intent of providing reasonable upside opportunity and downside risk. The Committee then submits the AIP goals to the Board for approval, typically in June.
The Operating Plan was on its usual course of completion for the 2021 fiscal year – until COVID-19 caused businesses and schools to close, stay-at-home orders were mandated, sales restrictions were imposed, social distancing was implemented, and other COVID-19 safety guidelines and measures were mandated and instituted. This led to a significant decrease in store traffic, including significantly lower demand for fuel, prepared foods and many of the other items sold in our stores. At the same time, the combination of COVID-19, other macroeconomic factors around the world, and the efforts of our fuel team, contributed to record fuel margins. Quite simply, the Company was operating in an environment unlike any seen in the Company’s 53-year history.
Due to the challenges and uncertainties resulting from COVID-19, instead of setting AIP goals in June, the Committee made the decision to delay AIP goal setting until more information could be analyzed as to how business operations and Company finances might continue to be affected by the pandemic. While the Company was adapting and embracing the challenge of operating in a historically disruptive environment, the Committee was working closely with the management team who was constantly updating and refining the Operating Plan. Leading into its September meeting, and despite the lingering uncertainty, the Committee was confident it could set meaningful AIP goals that would be fair, yet challenging, to the NEOs and fair to the Company’s shareholders.
The chart below summarizes the 2021 AIP performance goals that were established:
2021 AIP Metrics	Threshold	Target	Maximum
EBITDA	$550 million	$611 million	$672 million
Gross Profit (Fuel) ($)	$434 million	$543 million	$652 million
Same-Store Sales Growth (Inside Sales) (%)	-5%	0%	3%
In setting and recommending these AIP goals to the Board, the Committee considered a number of factors, including results from the applicable performance metrics from the 2019 fiscal year (which was the last full year not impacted by COVID-19) and 2020 fiscal year (of which approximately the last two months were significantly affected by the in initial onset of the pandemic). It also evaluated detailed information as presented in the Operating Plan, which included forecasts and best-estimates at the time related to general economic recovery, consumer trends, guest mobility, macroeconomic factors and other related information, each of which was directly impacted by COVID-19.
Ultimately, EBITDA and fuel gross profit goals were set, at target, that were both well higher than the results from the 2019 fiscal year ($48 million, or 8.5%, higher for EBITDA and $77 million, or 16.5%, higher for fuel gross profit) and which were in-line with the forecasted expectations for the 2020 fiscal year prior to COVID-19’s impact. An aggressive inside same-store sales goal of flat year-over-year growth was also set, this at a time when the Company had experienced significant store traffic declines and significant pressures on its inside store items – it was certainly a “stretch” goal, which as described below, the Company exceeded.
Annual Incentive Payout Levels
As noted above, the potential payout under the AIP is represented as a percentage of base salary. The potential payout at target for the 2021 AIP for each NEO was as follows:

	Target AIP Payout as a % of Base Salary	Target AIP Payout
Darren M. Rebelez, CEO	130%	$1,300,000
Stephen P. Bramlage, Jr., CFO	75%	$470,812*
Ena Williams, COO	75%	$448,500*
Julia L. Jackowski, CLO	65%	$393,250
Adrian M. Butler, CIO	65%	$284,050*
William J. Walljasper, CFO (Ret.)	—	—
* Mr. Bramlage, Ms. Williams and Mr. Butler’s target payout is prorated because they each began their employment with the Company approximately one month into the 2021 fiscal year.

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The target is then applied against each of the following individual percentages, which correspond to the achievement of the 2021 AIP performance goals, set forth above. The following table reflects the weighting of each performance metric:

Payout Formula (as a % of target payout)
2021 AIP Metrics	Threshold	Target	Maximum
EBITDA	12.5%	50%	100%
Gross Profit (Fuel) ($)	7.5%	25%	50%
Same-Store Sales Growth (Inside Sales) (%)	7.5%	25%	50%
	25%	100%	200%

2021 Fiscal Year AIP Results
As highlighted above, the Company’s financial performance during the 2021 fiscal year was outstanding, led by the significant contributions of its extended leadership team, and most importantly, its front-line store team members who have been designated by governmental authorities as “essential workers” and have tirelessly served our guests throughout the COVID-19 pandemic. The 2021 fiscal year ended with record EBITDA (up 11.2% for the year), record fuel gross profit (up 23.8% for the year) and a same-store inside sales increase of 4%, a remarkable feat considering the historic declines in store traffic experienced as a result of COVID-19.
The chart below summarizes the 2021 AIP performance goals compared to the actual results in each respective category and the corresponding payout as a percentage of the target base salary:

AIP Performance Goals v. 2021 Fiscal Year Actual Results
2021 AIP Metrics	Threshold	Target	Maximum	FY21 Actual Results	FY21 Payout
EBITDA	$550 million	$611 million	$672 million	$719.2 million	100%
Gross Profit (Fuel) ($)	$434 million	$543 million	$652 million	$761.2 million	50%
Same-Store Sales Growth (Inside Sales) (%)	-5%	0%	3%	4%	50%
					200%

Importantly, as a result of its diligence around goal setting and the Company’s strong performance, the Committee did not make any adjustments to the structure, metrics, performance goals or payouts (summarized below) under the 2021 AIP as a result of COVID-19 or otherwise.
As such, the payout under the 2021 AIP for each NEO is equal to 200% (i.e., max) of their respective target payout, resulting in the following payments:

	2021 AIP Target Payout	2021 AIP Actual Payout
Darren M. Rebelez, CEO	$1,300,000	$2,600,000
Stephen P. Bramlage, Jr., CFO	$470,812*	$941,625*
Ena Williams, COO	$448,500*	$897,000*
Julia L. Jackowski, CLO	$393,250	$786,500
Adrian M. Butler, CIO	$284,050*	$568,100*
William J. Walljasper, CFO (Ret.)	—	—
* Mr. Bramlage, Ms. Williams and Mr. Butler’s payout is prorated because they each began their employment with the Company approximately one month into the 2021 fiscal year.

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Five-Year AIP Payout History (as a percentage of target)
The AIP, over the past five fiscal years, has resulted in the following payments to the respective NEOs as a percentage of their target for that particular fiscal year, resulting in a five-year average payout of 88.3% of target:
AIP Payout History
2017 Fiscal Year	2018 Fiscal Year	2019 Fiscal Year	2020 Fiscal Year	2021 Fiscal Year
0%	0%	128.7%	113%	200%
For the 2017 and 2018 fiscal years, no payments were earned as a result of the Company not achieving the applicable “circuit breaker” that existed under the design of that year’s AIP, even though certain individual components were achieved at payable levels.
Long-Term Incentive Compensation Program
A significant portion of NEO compensation is delivered through equity awards, in the form of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), granted annually under the Company’s long-term incentive compensation program (the “LTIP”).
2021 Fiscal Year LTIP Enhancements
For the 2021 fiscal year, the Committee performed a detailed review of the LTIP design, including its structure and performance metrics, which among other things, included input from Pay Governance, recommendations from management, analysis of the LTIP’s impact on the Company’s strategic plan and shareholder value, and the evaluation of a number of design alternatives.
As a result of the review, the Committee made a number of positive updates to the 2021 LTIP, including the following:
•
Replaced relative total shareholder return (“TSR”) with EBITDA as a primary performance metric, which as discussed above, is a primary measure of the overall financial performance and value created by the Company and directly aligns with the Company’s strategic plan

•
Moved TSR from a primary performance metric to a PSU payout modifier (whereby, if the Company ranks in the bottom quartile of the TSR Peer Group, the number of PSUs actually awarded will be reduced by 25%, and if the Company ranks in the top quartile, the number of PSUs actually awarded will be increased by 25%)

•
The LTIP awards will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements and performance goals have been met (i.e., no payment will be made for RSUs and PSUs that do not vest), a common practice among the Compensation Peer Group and more effectively ties the awards to total returns

•
The number of units actually granted is now calculated based on the 20-day average closing price of Common Stock as of the award date, a common practice among the Compensation Peer Group that removes volatility in the stock price around the applicable award date

•
Vesting for RSUs will now be ratable on the first three anniversaries of the grant date instead of cliff-vesting in-full on the third anniversary date, a common practice among the Compensation Peer Group

Long-Term Incentive Structure
For the 2021 fiscal year, 75% of the LTIP was granted in the form of PSUs, with half subject to performance goals based on EBITDA and half subject to performance goals based on return on invested capital (“ROIC”), and 25% of the LTIP was granted in the form of time-based RSUs.
The PSUs result in zero payout if the Company does not achieve its threshold EBITDA and ROIC performance goals over the three-year performance period (i.e., 2021-2023 fiscal years) (the “Performance Period”) and 200% payout if the Company achieves applicable performance goals at maximum levels.
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Following the determination of EBITDA and ROIC goals for the Performance Period, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group (i.e., S&P 500). If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%, and if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on maximum performance goals achieved, could result in a payment of up to 250% of target for PSUs) (the “TSR Modifier”).
2021 LTIP Metrics	Award Type	% of LTIP	Payout Range				Vesting
			Thresh.	Target	Max	TSR Modifier
EBITDA	PSUs	37.5%	50%	100%	200%	+/- 25%	Vests in full on June 15, 2023, generally subject to continued employment and the Company’s achievement of applicable performance goals over the three-year Performance Period
ROIC	PSUs	37.5%	50%	100%	200%
Time-Based	RSUs	25%	Time-based only and not subject to adjustment based on performance				Vests in three equal installments on June 15, 2021-2023, generally subject to continued employment
The combination of PSUs and RSUs serves the Company’s long-term objectives because PSUs reward NEOs for meeting key financial goals that are important to the long-term performance of the Company, and RSUs support talent attraction and retention and balances the inherent challenges associated with PSUs, as non-controllable and highly variable external factors may affect the achievement of the Company’s performance metrics.
The target, threshold and maximum performance levels are set to present our NEOs with reasonable upside and downside reward opportunities which align with typical market practices.
The value of the LTIP awards at target for each NEO, which was based in-part on market and survey data reviewed by the Committee, is set forth in the table below:

	Target LTIP as a % of Base Salary	Target LTIP Value on Award Date
Darren M. Rebelez, CEO	380%	$3,800,000
Stephen P. Bramlage, Jr., CFO	175%	$1,181,250
Ena Williams, COO	175%	$1,137,500
Julia L. Jackowski, CLO	110%	$665,500
Adrian M. Butler, CIO	110%	$522,500
William J. Walljasper, CFO (Ret.)	—	—

The increase to Mr. Rebelez’s target from 275% for the 2020 fiscal year to 380% for the 2021 fiscal year reflected the Committee’s desire to move the elements of his compensation closer to the market median and were also reflective of the Company’s financial/operating results and his individual performance and contributions.
As a result, Mr. Rebelez’s target award value for the 2021 fiscal year was approximately 91% of the market median and the average target award value of the other NEOs (other than Mr. Walljasper) approximated the market median, each consistent with the Committee’s compensation philosophy.
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Long-Term Incentive Performance Metrics
2021 LTIP Performance Metrics
Metrics	Weight	Description
EBITDA	37.5%
EBITDA: We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization, which is a critical financial measure in our business because it:
• Measures overall financial performance and value created by the Company
• Provides a focus on core operating results and represents a key basis for stock valuation
• Is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities
• Aligns with the Company’s strategic plan (i.e. its commitments to investors)
• Is regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets and assessing performance
• Is a common incentive and performance metric used by our peers and others in the convenience store industry

ROIC	37.5%
ROIC: ROIC for each fiscal year is calculated as operating income after depreciation and tax, divided by average invested capital for that fiscal year. All of the following ROIC inputs come directly from the audited financial statements: “operating income” equals gross profit less operating expenses; “depreciation” equals depreciation and amortization; “tax” equals operating income less depreciation multiplied by the effective tax rate where “effective tax rate” equals federal and state income taxes divided by income before income taxes; “average invested capital” equals the summation of notes payable to banks, current maturities of long-term debt, long-term debt, net of current maturities, and total shareholders’ equity for the current fiscal year and the previous fiscal year divided by two.
In addition to being a common incentive metric among the Compensation Peer Group, because the Company seeks to enlarge its operating footprint, the Committee believes that ROIC is a particularly useful measure of management’s effectiveness in creating value for our shareholders by measuring the Company’s returns on capital expenditures.

TSR	PSU Modifier
TSR: TSR means the change in the value, expressed as a percentage of a given dollar amount invested in an applicable peer company’s most widely publicly traded stock over the three-year performance period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in additional stock of the company. The Company’s TSR is then compared to the TSR of the TSR Peer Group.
The Committee believes that relative TSR is an effective measure of the long-term success of the Company while normalizing external, macroeconomic factors that fall outside of the Company’s control, and aligns performance with the shareholder experience, and as such, determined to retain the metric in the 20201 LTIP, albeit in the role of a PSU modifier as opposed to a primary performance metric.

Long-Term Incentive Goal Setting
As with the AIP, the performance goals under the LTIP are derived from the Operating Plan and approved by the Committee, typically in June of each year. However, similar to setting the AIP performance goals amidst the uncertainties of COVID-19, the Committee again decided to exercise patience and diligence around the process, and did not set the 2021 LTIP performance goals until December 2020 (the goals themselves still covered the entire three-year performance period, despite the delay), when it had an additional four months of visibility into the COVID-19 impact on the Company and when it was confident that meaningful, fair and challenging goals could be established.
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2021 Fiscal Year LTIP Awards
The target value of the LTIP award for each NEO is represented as a percentage of base salary, resulting in the following number of units awarded, at target:

	RSUs Subject to Time-Based Goals(1)(2)(6)	PSUs Subject to EBITDA Goals (at target)(1)(3)(5)(6)	PSUs Subject to ROIC Goals (at target)(1)(4)(5)(6)
Darren M. Rebelez, CEO	6,280	9,420	9,420
Stephen P. Bramlage, Jr., CFO	1,953	2,929	2,929
Ena Williams, COO	1,880	2,820	2,820
Julia L. Jackowski, CLO	1,100	1,650	1,650
Adrian M. Butler, CIO	864	1,296	1,296
William J. Walljasper, CFO (Ret.)	—	—	—
Additional Information

(1) The number of RSUs and the target number of PSUs were determined by dividing the value of the award approved by the Committee by the 20-day average closing price of a share of Common Stock on the applicable award date ($151.28).
(2) RSUs Subject to Time-Based Goals: These units represent 25% of the overall value of each NEO’s LTIP award. The units vest in three equal installments on June 15, 2021-2023, subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement, and are not subject to the achievement of performance goals.
(3) PSUs Subject to EBITDA Goals: These units represent 37.5% of the overall value of each NEO’s LTIP award, vest in full on June 15, 2023, subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement, and are subject to adjustment based on the Company’s performance. The final number of units earned will be based on the Company’s cumulative EBITDA achievement over the Performance Period. The number of units awarded to each NEO is based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) EBITDA goals over the Performance Period.
(4) PSUs Subject to ROIC Goals: These units represent 37.5% of the overall value of each NEO’s LTIP award, vest in full on June 15, 2023, subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement, and are subject to adjustment based on the Company’s performance. The final number of units earned will be based on the Company’s three-year average ROIC achievement over the Performance Period. The number of units awarded to each NEO is based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) ROIC goals over the Performance Period.
(5) TSR Modifier: Following the determination of EBITDA and ROIC goals for the Performance Period, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group (i.e., S&P 500), where by the members of the members of the TSR Peer Group at the end of the Performance Period (other than the Company) will be ranked highest to lowest according to each member’s TSR over the Performance Period, with the Company’s percentile rank to be determined based on linear interpolation by reference to the two members whose TSRs are immediately above and below the Company’s TSR. If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%, and if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on maximum performance goals achieved, could result in a payment of up to 250% of target for PSUs).
(6) Dividend Equivalents: The LTIP awards will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements and performance goals have been met (i.e., no payment will be made for RSUs and PSUs that do not vest).

Payout of 2019 Fiscal Year LTIP Awards
On April 30, 2021, the Company completed the three-year performance period for the LTIP awards granted for the 2019 fiscal year (which awards included time-based RSUs, PSUs subject to ROIC metrics and PSUs subject to relative TSR metrics, representing 25%, 37.5% and 37.5%, respectively, of the total value of each NEO’s 2019 LTIP award).
In June 2021, the Committee evaluated performance against the goals for ROIC and relative TSR for the applicable performance period and certified payout to Ms. Jackowski and Mr. Walljasper for the 2019 PSUs as follows (the other NEOs were not participants under the 2019 LTIP):
2019 LTIP Payout
2019 LTIP PSU Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	% of Target Earned
3-Year ROIC (%)	8.8%	9.5%	10.6%	10.2%	164%
3-Year Relative TSR (percentile)	25th	50th	80th	88.5th	200%
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Actual TSR over the three-year performance period was 120.5%, which ranked 4th out of 23 (of an original 30) companies remaining in the applicable performance peer group from the 2019 fiscal year (for comparison, the peer company at the 25th percentile had an actual TSR over the same period of approximately 24%, the peer company at the 50th percentile had an actual TSR of approximately 63% and the peer company at the 80th percentile had an actual TSR of approximately 115%). During this time, the Company’s stock price also increased from approximately $98 to $222 per share, a 126.5% increase.
The 2019 LTIP awards, including the time-based RSUs granted thereunder, vested on June 15, 2021.
Payout/Vest of 2020 CEO Special Strategic Grant
In December 2019, Mr. Rebelez was awarded a special strategic equity grant consisting of a target award of 5,000 PSUs, with: (i) 2,500 PSUs subject to vesting based on a net increase in the number of Casey’s Rewards members, to be achieved as to 100% of such PSUs in the event of a net increase of at least 300% as of December 31, 2020, compared to December 1, 2019; and (ii) 2,500 PSUs subject to vesting based on an increase in the number of the Company’s e-commerce transactions (website and mobile app), to be achieved as to 100% of such PSUs in the event of an increase of at least 50% during calendar year 2020 as compared to calendar year 2019.
In January 2021, the Committee evaluated performance against these goals and certified the results as follows:
2020 CEO Special Strategic Grant Payout
Performance Metrics	Threshold (75%)	Target (100%)	Actual Results	% of Target Earned
Casey’s Rewards Members	200%	300%	453.7%	100%
E-Commerce Transactions	40%	50%	125.3%	100%
The PSUs remain subject to service-based vesting, one-third of which occurred on January 15, 2021, and one-third of which will occur on each of January 15, 2022-2023, generally subject to Mr. Rebelez’s continued employment.
Other 2021 Fiscal Year Equity Awards
A key pillar in the Company’s strategic plan is to “Invest in Our Talent”, which the Committee believes is critical to the long-term success and growth of the Company. As discussed above, during the 2021 fiscal year, the Company did just that by adding thirteen incredibly talented, qualified and diverse executives to its extended leadership team, including NEOs Mr. Bramlage, Ms. Williams and Mr. Butler. All three were highly sought-after executives, so consistent with the Committee’s efforts to provide competitive executive compensation packages for external hires, the following one-time equity-based awards were approved by the Committee in connection with their hiring:
Mr. Bramlage was provided a one-time, long-term equity award consisting of time-based RSUs with a value of $1,000,000 and an award of PSUs with a target value of $1,000,000, consistent with the performance metrics, goals and terms of the 2021 LTIP, as discussed above, resulting in the following number of units awarded, at target: time-based RSUs, 6,611; PSUs subject to EBITDA awards, 3,306; and PSUs subject to ROIC awards, 3,306 (the “Special One-Time Equity Award”). The RSUs will vest in equal installments on each of the first three anniversaries of the grant date (i.e., June 2, 2021-2023), generally subject to continued employment. The PSUs will cliff vest between 0% and 200% of target on June 15, 2023, generally subject to continued employment and subject to the Company’s achievement of the applicable performance goals over the Performance Period. The Special One-Time Equity Award to Mr. Bramlage was, in-part, an inducement designed to offset a portion of lower total direct compensation at the Company as compared to his prior employer, and in-part, designed to create a meaningful long-term performance and retention incentive. Other than the Special One-Time Equity Award, Mr. Bramlage did not receive any other sign-on or inducement awards.
Ms. Williams was provided a one-time, “make-whole” equity-based award (a “Make-Whole Award”) designed, in-part, to replace the value of incentive compensation forfeited when she left her prior employer and, in-part, as a meaningful long-term performance and retention incentive. Ms. Williams’ Make-Whole Award consisted of time-based RSUs with a value of $900,000, resulting in 5,975 units being awarded. The award will vest in equal installments on each of the first three anniversaries of the grant date (i.e., June 1, 2021-2023), generally subject to continued employment. Other than her Make-Whole Award, Ms. Williams did not receive any other sign-on or inducement awards.
Mr. Butler was also provided a one-time Make-Whole Award designed, in-part, to replace the value of incentive compensation forfeited when he left his prior employer and, in-part, as a meaningful long-term performance and retention incentive. Mr. Butler’s Make-Whole Award consisted of time-based RSUs with a value of $400,000, resulting in 2,656 units being awarded. The award will vest in-full on the third anniversary of the grant date (i.e., June 1, 2023), generally subject to continued employment. Other than his Make-Whole Award, Mr. Butler did not receive any other sign-on or inducement awards.
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Other Provisions for Equity Awards
Retirement: The equity award agreements contain retirement provisions which provide for a “rule of 65” (55 years of age + 10 full years of service) and “rule of 75” (age + full years of service), whereby if either rule is satisfied, a participant who separates by reason of normal retirement will retain all of his or her unvested RSUs and PSUs, which will vest as originally scheduled, subject to the achievement of applicable performance goals in the case of PSUs. As of April 30, 2021, only Mr. Walljasper (“rule of 65” and “rule of 75”) and Ms. Jackowski (rule of “65” and “rule of 75”) had satisfied the retirement conditions.
The Committee presently intends to continue this practice and believes it rewards long-term, successful service to the Company while encouraging natural turnover at appropriate times.
“Double-Trigger” Change of Control: As set forth in the 2018 Stock Incentive Plan (the “2018 Plan”), for all equity awards made after the 2019 fiscal year, vesting of such awards will not accelerate upon a change of control unless (i) the awards are not assumed by the acquirer or (ii) a participant is terminated without cause or resigns for good reason (each, as defined in the 2018 Plan) within 24 months following the change of control. For a further description, see page 50.
Benefits and Perquisites
We provide our NEOs’ with modest benefits and perquisites that the Committee believes are important components of each NEOs’ compensation and benefits package:
Benefits and Perquisites
Benefits: Our NEOs are eligible to participate in health, life insurance and retirement benefits that are the same as those offered to the Company’s other team members.

Perquisites: We provide our NEOs’ with limited perquisites that the Committee believes are important components of each NEOs’ compensation and benefits package, which include (i) financial planning and tax services, (ii) an “executive physical,” (iii) identity theft monitoring/protection; and (iv) supplemental disability insurance. In addition, our NEOs are provided with a $1,500 per month auto allowance (or personal use of a standard Company vehicle) because they are expected to devote some portion of their time to business-related travel. NEOs are permitted use of the Company’s aircraft for business-related travel only; personal use is prohibited.

Under Mr. Rebelez’s employment agreement, we agreed to maintain an additional 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures his life and is payable upon his death to a beneficiary designated by him.

The Company does not provide our NEOs with any “gross-ups” to reimburse them for any tax obligations in connection with their personal use of Company-owned vehicles or their receipt of other benefits or perquisites.

Officer Severance Plan: Ms. Jackowski and Mr. Butler are eligible executives under the Casey’s General Stores, Inc. Officer Severance Plan (the “Officer Severance Plan”). The Officer Severance Plan provides that if their employment is terminated by the Company without cause or by them for good reason (each as defined in the Officer Severance Plan), other than within 24 months following a change of control, they would be entitled to cash severance payments equal to 18 months’ base salary and 18 months of COBRA premiums, payable in equal installments over 18 months, subject to the execution of and compliance with a separation agreement and general release in favor of the Company, including confidentiality, non-competition and non-solicitation covenants. In the event of a termination that entitles Ms. Jackowski or Mr. Butler to severance under any change of control or similar agreement, they would instead become eligible for the benefits set forth in such change of control agreement (i.e., no duplicative payments between severance and change of control benefits).

Mr. Rebelez, Mr. Bramlage and Ms. Williams are provided severance benefits under their employment agreements that mirror the Officer Severance Plan, described immediately above, except that Mr. Rebelez’s severance payments would be equal to 24 months’ base salary, paid in a lump-sum, and 24 months of COBRA premiums, payable in equal installments over 24 months.

Relocation Benefits: In connection with their respective relocations from out-of-state to the Des Moines metropolitan area, Mr. Bramlage and Ms. Williams, pursuant to their employment agreements, and Mr. Butler separately, were each provided with certain relocation benefits which included (i) certain real estate transaction costs, (ii) certain costs for shipping personal items, and (iii) certain round-trip travel costs to and from Iowa for house-hunting and related purposes, capped at $200,000 in the aggregate and subject to repayment if their respective employment is terminated within one year by them without good reason or by the Company for cause. In addition, to cover temporary housing and defray the cost of maintaining two residences, the Company provided each with a monthly stipend of $5,000 through the sale of their out-of-states residences. Mr. Bramlage, Ms. Williams and Mr. Butler are solely responsible for all of their taxes with respect to the relocation benefits, and each completed their relocation prior to the end of the 2021 fiscal year.

See Footnote 5 to the Summary Compensation Table for additional details on the costs of the perquisites provided to the NEOs, and relocation benefits provided to Mr. Bramlage, Ms. Williams and Mr. Butler, during the 2021 fiscal year.
Casey’s – Notice & Proxy Statement	40

OTHER COMPENSATION PROGRAMS AND POLICIES
The Company maintains the following additional compensation programs or plans that supplement the primary executive compensation elements described above:
Additional Programs

Employment Agreements: During the 2021 fiscal year, we were party to employment agreements with Mr. Rebelez, Mr. Bramlage and Ms. Williams; none exist with any other officers. For a further description of the agreements, see page 48.

Change of Control Agreements: We maintain “double-trigger” change of control agreements with our NEOs and 18 other officers. The purpose of the agreements is to encourage these individuals to continue to carry out their duties in the event of a possible change of control of the Company. For a further description of the agreements, see page 50.

401K Plan: All NEOs are eligible to participate in the 401K Plan on the same terms and conditions as other eligible, full-time employees, under which the Company makes matching contributions up to a certain percentage of the participant’s salary.

Deferred Compensation Plan: The Company maintains the Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that allows the participants, including our NEOs, to defer a portion of their income without the limits imposed by the Internal Revenue Code on 401K deferrals. The Company does not make matching or other contributions to the Deferred Compensation Plan. For a further description of the plan, see page 53.

The Company also has the following conservative compensation policies that discourage excessive risk-taking and focus on long-term success:
Certain Conservative Compensation Policies

Stock Ownership Policy: The Company has robust stock ownership requirements for its officers, including our NEOs. The policy requires each officer to own a number of shares of Common Stock within a five-year period equal to a multiple of base salary, as follows: CEO—5x, Chief/SVPs—3x, VPs—2x. For this purpose, restricted stock, unvested RSUs and vested 401K Plan shares may be counted towards the ownership requirement, but PSUs and stock options are not counted.

As of the Record Date, Mr. Rebelez and Ms. Jackowski have met the ownership requirements, and Mr. Bramlage, Ms. Williams and Mr. Butler, each of which has only been employed by the Company for approximately one year, are on-track to meet the requirements well ahead of the five years provided.

Compensation Recovery (“Clawback”) Policy: The Board has the authority to seek reimbursement of any annual incentive payment or equity award made to an executive officer in certain circumstances related to the substantial or material restatement of the Company’s financial statements. For a further description, see page 15.

Hedging and Pledging Policy: The Company prohibits hedging of Company stock and other short-term speculative transactions, as well as the pledging of Company stock. For a further description, see page 15.

No Tax Gross-Ups: The NEOs are not entitled to any excise tax gross-up payments with respect to Section 280G. Instead, their change of control agreements provide for a “best net” approach, whereby change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes.

Neither the 2009 Stock Incentive Plan nor the 2018 Stock Incentive Plan provide for tax gross-ups for any participant.
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TAX TREATMENT OF CERTAIN COMPENSATION
The Tax Reform Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based compensation” under Section 162(m) of the Code with respect to the Company’s 2019 fiscal year and thereafter. As a result, the Company expects that compensation over $1,000,000 per year paid to any NEO (and any person who was a named executive officer for any year beginning with the Company’s 2018 fiscal year) will be nondeductible under Section 162(m).
RECENT EXECUTIVE COMPENSATION DECISIONS FOR THE 2022 FISCAL YEAR
Since the end of the 2021 fiscal year, the following decisions have been made by the Committee and the Board, as applicable, with respect to compensation matters for the 2022 fiscal year for the Company’s NEOs:
Base Salaries: Base salary increases for the following NEOs for the 2022 fiscal year are as follows: Mr. Rebelez, $50,000 increase to $1,050,000; Mr. Bramlage, $15,000 increase to $690,000; Ms. Williams, $40,000 increase to $690,000; and Mr. Butler, $40,000 increase to $515,000.
AIP: The AIP structure, metrics and goals for the 2022 fiscal year was approved which, consistent with the 2021 fiscal year, will be based on EBITDA (50%), with the remaining 50% based on gross profit dollars in the fuel category (25%) and same-store sales growth in the inside sales category (25%). The payout at target is based on a percentage of 2022 fiscal year base salary: Mr. Rebelez, 130%; Mr. Bramlage, 75%; Ms. Williams, 100%; Ms. Jackowski, 65%; and Mr. Butler, 65%, each with an overall payout range from 0% to 200% of target depending on performance. All bonuses earned under the plan will be paid in cash.
LTIP: The LTIP structure, metrics and goals for the 2022 fiscal year was approved which, consistent with the 2021 fiscal year, will be based on a percentage of 2022 fiscal year base salary (or for Mr. Rebelez, a target dollar amount instead of a percentage): Mr. Rebelez, $5,500,000; Mr. Bramlage, 225%; Ms. Williams, 250%; Ms. Jackowski, 115%; and Mr. Butler, 150%, and will again consist of time-based RSUs comprising 25% of the award amount, PSUs subject to EBITDA performance goals comprising 37.5% of the award amount and PSUs subject to ROIC performance goals comprising 37.5% of the award amount. The PSUs granted represent a target amount, with the number of shares awarded based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) performance goals over a three-year performance period (fiscal years 2022-2024). In addition, the awards will accrue dividend equivalents and the PSUs will be subject to the TSR Modifier. The RSUs will vest in equal installments on June 15, 2022-2024 and the PSUs will vest in full on June 15, 2024, subject to satisfaction of the applicable performance goals and application of the TSR Modifier, with each generally subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement.
The base salary increases noted above, along with the increases to certain NEO annual incentive and LTIP target percentages, reflect the Committee’s desire to move the elements of NEO compensation to approximately the current market median (i.e., between 90% and 110% of the median), with a stronger focus on performance-based and long-term compensation, and is reflective of the Company’s strong financial/operating results, and the NEOs’ individual performance and contributions, during the 2021 fiscal year.
As a result, average target total cash compensation for the NEOs for the 2022 fiscal year is at the market median, and average total direct compensation is approximately 105% of the market median, consistent with the Committee’s compensation philosophy.
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COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 24. Based on the Committee’s review and the discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Larree M. Renda, Chair
Diane C. Bridgewater
Donald E. Frieson
Allison M. Wing
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
The members of the Committee are Ms. Renda, Ms. Bridgewater, Mr. Frieson and Ms. Wing, none of whom has ever been an officer or employee of the Company or any its subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. During the 2021 fiscal year, there were no executive officer-director interlocks where an executive officer of the Company served on the compensation committee or board of another corporation that had an executive officer serving on the Company’s Board or Compensation Committee.
COMPENSATION PROGRAMS AND RISK MANAGEMENT
The Committee has considered whether any of its compensation programs and policies are reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual incentive payments and the equity compensation programs, maximum potential incentive payments, multi-year vesting schedules for RSUs and PSUs as well as the performance goals for PSUs, encourage employees to maintain both a short- and a long-term view with respect to Company performance. For these reasons, the Committee has determined that its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.
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EXECUTIVE COMPENSATION
The table below summarizes the total compensation paid or earned by our CEO, CFO and each of our three other most highly compensated executive officers, and by Mr. Walljasper, our former CFO who retired on May 31, 2020 (our “named executive officers” or “NEOs”), for services rendered in all capacities during the 2021 fiscal year:
Summary Compensation Table
Name and Principal Position(1)	Fiscal Year	Salary(2)	Stock Awards(3)	Non-equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Darren M. Rebelez President and Chief Executive Officer	2021	$1,000,000	$4,546,657	$2,600,000	$39,436	$8,186,093
	2020	$791,667	$9,227,351	$1,073,500	$206,212	$11,298,729

Stephen P. Bramlage, Jr. Chief Financial Officer	2021	$627,750	$3,741,091	$941,625	$233,218	$5,543,684

Ena Williams Chief Operating Officer	2021	$598,000	$2,324,869	$897,000	$145,465	$3,965,334

Julia L. Jackowski Chief Legal Officer and Secretary	2021	$605,000	$796,389	$786,500	$43,348	$2,231,237
	2020	$592,500	$730,257	$435,191	$28,073	$1,786,021
	2019	$592,500	$651,750	$495,656	$33,719	$1,773,625

Adrian M. Butler Chief Information Officer	2021	$437,000	$1,053,940	$568,100	$135,642	$2,194,682

William J. Walljasper Former Chief Financial Officer	2021	$49,040	$—	$—	$81,607	$130,647
	2020	$613,000	$858,508	$484,883	$32,966	$1,989,357
	2019	$595,000	$743,750	$536,036	$30,346	$1,905,132
(1)
Mr. Rebelez was an NEO for the first time for the 2020 fiscal year. As such, only his compensation for the 2020 and 2021 fiscal years is presented. Mr. Bramlage, Ms. Williams and Mr. Butler are NEOs for the first time for the fiscal 2021 year. As such, only their compensation for the 2021 fiscal year is presented. Mr. Walljasper retired on May 31, 2020 but remained with the Company as an Executive Advisor until June 30, 2020.

(2)
Mr. Bramlage, Ms. Williams and Mr. Butler were each appointed to their respective positions on or around June 1, 2020, and Mr. Walljasper was the Company’s CFO through May 31, 2020. As such, only the portion of their base salary earned during the 2021 fiscal year is presented in the Salary column. The annualized base salary for Mr. Bramlage, Ms. Williams and Mr. Butler for the 2021 fiscal year was $675,000, $650,000 and $475,000, respectively. Similarly, Mr. Rebelez was appointed to his position as of June 24, 2019. As such, only the portion of his base salary earned during the 2020 fiscal year is presented in the Salary column. His annualized base salary for the 2020 fiscal year was $950,000.

(3)
The amounts in the Stock Awards column represent (i) the aggregate grant date fair value of RSUs and PSUs awarded to the applicable NEO under the applicable LTIP, (ii) for Mr. Rebelez for the 2020 fiscal year, RSUs and PSUs awarded under his make-whole award and special strategic grant, and (iii) for Mr. Bramlage, Ms. Williams and Mr. Butler for the 2021 fiscal year, RSUs and PSUs, as applicable, awarded under their respective Special One-Time Equity Award and Make-Whole Awards, in each case reported in accordance with FASB ASC Topic 718.

For the 2019-2021 fiscal years, the LTIP awards include time-based RSUs and (i) for the 2019-2020 awards, PSUs subject to ROIC and relative TSR metrics, and (ii) for the 2021 awards, PSUs subject to ROIC and EBITDA metrics, in each case representing 25%, 37.5% and 37.5%, respectively, of the total value of each NEO’s LTIP awards. The RSUs awarded for 2019-2020, and the PSUs awarded for 2019-2021, vest in full on June 15, 2021-2023, respectively (other than Mr. Rebelez’s 2020 LTIP award, which vests in full on June 24, 2022), and the RSUs for 2021 vest in three equal installments on June 15, 2021-2023, generally subject to continued employment and, in the case of PSUs, to the Company’s achievement of applicable performance goals.
Mr. Rebelez’s 2020 fiscal year make-whole award includes time-based RSUs, and PSUs subject to relative TSR metrics. The RSUs vest in three equal installments on June 24, 2020-2022, and the PSUs vest in full on June 24, 2022, generally subject to continued employment, and in the case of PSUs, to the Company’s achievement of applicable performance goals. His 2020 fiscal year special strategic grant includes PSUs subject to the Company’s performance during calendar year 2020 related to its loyalty/e-commerce platforms. Following achievement of the performance goals, the PSUs remain subject to service-based vesting, one-third of which occurred on January 15, 2021, and one-third on each of January 15, 2022-2023, generally subject to continued employment. Mr. Bramlage’s Special One-Time Equity Award includes time-based RSUs and PSUs subject to ROIC metrics and EBITDA metrics. The RSUs vest in three equal installments on June 2, 2021-2023, and the PSUs vest in full on June 15, 2023, generally subject to continued employment, and in the case of PSUs, to the Company’s achievement of applicable performance goals. Ms. Williams’ and Mr. Butler’s Make-Whole Awards include time-based RSUs, which for Ms. Williams, vest in three equal installments on June 1, 2021-2023, and for Mr. Butler, vest in full on June 1, 2023, generally subject to continued employment.
The grant date fair value of PSUs subject to relative TSR metrics is based on a “Monte Carlo” valuation and the achievement of performance goals at the target level, which was determined to be the probable outcome as of the grant date.
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The grant date values of the PSUs granted in each of the 2019-2021 fiscal years, based on maximum achievement of performance conditions, are detailed below (for the NEOs who received 2021 PSUs):
	Maximum Grant Date Value of All 2019 PSUs	Maximum Grant Date Value of All 2020 PSUs	Maximum Grant Date Value of All 2021 PSUs
Darren M. Rebelez	$—	$8,660,201	$7,008,103
Stephen P. Bramlage, Jr.	$—	$—	$4,638,591
Ena Williams	$—	$—	$2,097,967
Julia L. Jackowski	$977,625	$1,134,640	$1,227,534
Adrian M. Butler	$—	$—	$964,172
William J. Walljasper	$1,115,625	$1,333,891	$—
Additionally, the 2021 PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group (i.e., S&P 500) for the Performance Period (i.e., 2021-2023 fiscal years). As discussed further in the Long-Term Incentive Compensation section of the CD&A, if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs) (the “TSR Modifier”). With the application of the TSR Modifier, the total maximum grant date value of all 2021 fiscal year PSUs is as follows: Mr. Rebelez, $8,760,129; Mr. Bramlage, $5,798,238; Ms. Williams, $2,622,459; Ms. Jackowski, $1,534,417; Mr. Butler, $1,205,215.
See the Long-Term Incentive Compensation Program section of the CD&A for additional information regarding the performance criteria for the PSUs and their relative weight. For information about the financial reporting of RSUs and PSUs, see Note 4 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the 2021 fiscal year. The actual value, if any, realized by a NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance period.
(4)
The amounts set forth in the Non-Equity Incentive Plan Compensation column for the 2021 fiscal year represent cash incentives paid to each NEO for the 2021 fiscal year under the AIP. See the Annual Incentive Compensation Program section of the CD&A for additional information.

(5)	The amounts comprising All Other Compensation for the 2021 fiscal year are detailed below:
	401K Plan Matching Contribution	Life Insurance Premiums	Post- Separation Payments	Relocation- Related Expenses	Perquisites	Total
Darren M. Rebelez	$15,900	$1,998	$—	$—	$21,538	$39,436
Stephen P. Bramlage, Jr.	$—	$—	$—	$203,260	$29,958	$233,218
Ena Williams	$—	$—	$—	$117,357	$28,108	$145,645
Julia L. Jackowski	$11,645	$—	$—	$—	$31,703	$43,348
Adrian M. Butler	$—	$—	$—	$101,550	$34,092	$135,642
William J. Walljasper	$—	$—	$75,000	$—	$6,607	$81,607
Post-Separation Payments for Mr. Walljasper represent a one-time cash payment to him in the amount of $75,000 for transition services provided to the Company during the three-month period following his retirement as Chief Financial Officer.
Relocation-Related Expenses for Mr. Bramlage, Ms. Williams and Mr. Butler represent relocation expenses including real estate transaction costs, shipping household goods and personal effects, house-hunting trips and temporary housing costs, each in accordance with their relocations from Pennsylvania, Texas and California, respectively, to Iowa.
Perquisites represent (i) personal automobile allowances (or for Mr. Bramlage, personal use of a Company automobile), (ii) identity theft protection, (iii) for Ms. Jackowski and Ms. Williams, an executive physical, (iv) for Mr. Bramlage, Ms. Williams and Mr. Butler, financial planning services, and (v) for all NEOs, supplemental disability benefits. NEOs were also provided with group life insurance and group medical coverage that are not included because, with the exception of Mr. Rebelez’s supplemental life insurance under his employment agreement (reflected above), they are provided under broad-based, non-discriminatory benefit plans.
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Grants of Plan-Based Awards in Fiscal 2021
The following table provides information regarding grants of equity and non-equity incentive awards under Company plans for each NEO during the 2021 fiscal year.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name	Award Type	Grant Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Darren M. Rebelez	Annual Incentive	—	$325,000	$1,300,000	$2,600,000	—	—	—	—	$—
	LTIP RSU	6/2/2020	$—	$—	$—	—	—	—	6,280	$1,042,606
	LTIP PSU (ROIC)	12/1/2020	$—	$—	$—	4,710	9,420	18,840	—	$1,752,026
	LTIP PSU (EBITDA)	12/1/2020	$—	$—	$—	4,710	9,420	18,840	—	$1,752,026

Stephen P. Bramlage, Jr.	Annual Incentive	—	$117,703	$470,812	$941,625	—	—	—	—	$—
	LTIP RSU	6/2/2020	$—	$—	$—	—	—	—	1,953	$324,237
	LTIP PSU (ROIC)	12/1/2020	$—	$—	$—	1,465	2,929	5,858	—	$544,765
	LTIP PSU (EBITDA)	12/1/2020	$—	$—	$—	1,465	2,929	5,858	—	$544,765
	Special RSU	6/2/2020	$—	$—	$—	—	—	—	6,611	$1,097,558
	Special PSU (ROIC)	12/1/2020	$—	$—	$—	1,653	3,306	6,612	—	$614,883
	Special PSU (EBITDA)	12/1/2020	$—	$—	$—	1,653	3,306	6,612	—	$614,883

Ena Williams	Annual Incentive	—	$112,125	$448,500	$897,000	—	—	—	—	$—
	LTIP RSU	6/2/2020	$—	$—	$—	—	—	—	1,880	$312,118
	LTIP PSU (ROIC)	12/1/2020	$—	$—	$—	1,410	2,820	5,640	—	$524,492
	LTIP PSU (EBITDA)	12/1/2020	$—	$—	$—	1,410	2,820	5,640	—	$524,492
	Make-Whole RSU	6/1/2020	$—	$—	$—	—	—	—	5,975	$963,768

Julia L. Jackowski	Annual Incentive	—	$98,313	$393,250	$786,500	—	—	—	—	$—
	LTIP RSU	6/2/2020	$—	$—	$—	—	—	—	1,100	$182,622
	LTIP PSU (ROIC)	12/1/2020	$—	$—	$—	825	1,650	3,300	—	$306,884
	LTIP PSU (EBITDA)	12/1/2020	$—	$—	$—	825	1,650	3,300	—	$306,884

Adrian M. Butler	Annual Incentive	—	$71,013	$284,050	$568,100	—	—	—	—	$—
	LTIP RSU	6/2/2020	$—	$—	$—	—	—	—	864	$143,441
	LTIP PSU (ROIC)	12/1/2020	$—	$—	$—	648	1,296	2,592	—	$241,043
	LTIP PSU (EBITDA)	12/1/2020	$—	$—	$—	648	1,296	2,592	—	$241,043
	Make-Whole RSU	6/1/2020	$—	$—	$—	—	—	—	2,656	$428,413

William J. Walljasper	—	—	$—	$—	$—	—	—	—	—	$—
(1)
Represents the potential cash incentive amounts payable to each NEO under the AIP. The total value at target is represented as a percentage of base salary, and for those appointed during the 2021 fiscal year, as a percentage of base salary earned during the applicable portion of the fiscal year during which the NEO was employed. Below the threshold level, there is no payout. Achievement of the threshold level results in payout of 25% of target, and achievement of the maximum level results in payout of 200% of target. Each NEO’s annual incentive opportunity was based on (i) EBITDA (50%), (ii) gross profit dollars for the fuel category (25%), and (iii) same-store sales growth for the inside sales categories (25%). See the Annual Incentive Compensation Program section of the CD&A for additional information. The payments earned for the 2021 fiscal year, as set forth in the Summary Compensation Table, represent a payment equal to 200% (i.e., the maximum level) of each NEOs’ target payout, resulting in the following payments: (i) Mr. Rebelez, $2,600,000; (ii) Mr. Bramlage, $941,625; (iii) Ms. Williams, $897,000; (iv) Ms. Jackowski, $786,500; and (v) Mr. Butler, $568,100. Mr. Walljasper retired on May 31, 2020, and as such, did not receive an annual incentive payment for the 2021 fiscal year.

(2)
Represents PSUs subject to the Company’s achievement of ROIC and EBITDA performance goals over the Performance Period, representing 37.5% and 37.5%, respectively, of the total value of each NEO’s award under the 2021 LTIP, and for Mr. Bramlage, his Special One-Time Equity Award. The total value of each award at target is represented as a percentage of base salary, with the actual number of target PSUs awarded based on the 20-day average closing price of Common Stock as of the award date. Below the threshold level, there is no payout. Achievement of the threshold level results in payout of 50% of target, and achievement of the maximum level results in payout of 200% of target. Additionally, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group for the Performance Period. If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%. If the Company ranks in the top quartile

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of the group, the number of PSUs actually awarded will be increased by 25% (which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs). The various potential adjustments to the PSUs actually awarded as a result of the TSR modifier are not reflected in the table above. The PSUs vest in full on June 15, 2023, generally subject to continued employment and the Company’s achievement of the applicable performance goals.
(3)
The grant date for each applicable award is the date on which the Compensation Committee authorized/approved the award, with the exception of the PSUs, which grant date is the date on which the applicable performance goals were finalized. Due to the uncertainty surrounding COVID-19, those performance goals were not finalized until December 1, 2020.

(4)
For the 2021 LTIP, represents time-based RSUs that vest in three equal installments on June 15, 2021-2023, generally subject to continued employment, and represents 25% of the total value of each NEO’s award under the 2021 LTIP. The total value of each award at target is represented as a percentage of base salary, with the actual number of target RSUs awarded based on the 20-day average closing price of Common Stock as of the award date. For Mr. Bramlage’s Special One-Time Equity Award, represents time-based RSUs that vest in three equal installments on June 2, 2021-2023, generally subject to continued employment. For Ms. Williams’ and Mr. Butler’s 2021 Make-Whole Awards, represents time-based RSUs, which for Ms. Williams, vest in three equal installments on June 1, 2021-2023, and for Mr. Butler, vest in-full on June 1, 2023, generally subject to continued employment.

(5)	For a description of how the grant date fair value with respect to RSUs and PSUs was determined, see Footnote 2 to the Summary Compensation Table, and Footnote 3, above.
Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table
Material Terms of Annual Incentive Program for Fiscal 2021
For a description of the terms of the Company’s AIP for the 2021 fiscal year, see the Annual Incentive Compensation Program section of the CD&A.
Material Terms of Equity Awards Granted to the NEOs in Fiscal 2021
The RSUs and PSUs granted to the NEOs in the 2021 fiscal year were awarded under the 2018 Plan. For additional information, see the Long-Term Incentive Compensation section of the CD&A. In addition:
LTIP – RSUs
The RSUs, which are time-based, vest in three equal installments on June 15, 2021-2023, generally subject to continued employment through the applicable vesting date, and represent 25% of the overall value of the 2021 LTIP. The RSUs will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements have been met (no payment will be made for RSUs that do not vest).
Upon a qualifying retirement, the NEO will retain all unvested RSUs, which will vest as originally scheduled. Upon death or disability, other than within 24 months following a change of control, all unvested RSUs immediately vest as of such date. All RSUs will be forfeited upon termination of employment for any other reason prior to vesting.
Upon a change of control (as defined in the 2018 Plan), unvested RSUs will not vest. If, however, within 24 months following the change of control, the NEO’s employment is terminated without cause by the Company, by the NEO for good reason (each as defined in the 2018 Plan) or as a result of death or disability, then as of the date of such termination, all such RSUs will automatically be deemed vested, and all restrictions and forfeiture provisions will lapse. Furthermore, if, in connection with the change of control, no provision is made for assumption, continuation or substitution of the RSUs on the same material terms, then as of the date of such change of control, all such RSUs will automatically vest, and all restrictions and forfeiture provisions will lapse.
LTIP – PSUs
The PSUs vest in full on June 15, 2023, generally subject to continued employment through the vesting date and the Company’s achievement of the applicable performance conditions, and represent 75% of the overall value of the 2021 LTIP. Half of the PSUs are subject to ROIC performance conditions and the other half are subject to EBITDA performance conditions. The PSUs will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable performance goals and vesting requirements have been met (no payment will be made for PSUs that do not vest).
The final number of shares awarded will be based on the Company’s (i) average ROIC achievement over the Performance Period and (ii) EBITDA achievement during the Performance Period. The PSUs will be earned based on achievement of threshold (50% of target), target (100% of target) and maximum (200% of target) performance goals over the Performance Period. Below the threshold level, there is no payout. Additionally, the PSUs will be subject to a positive or negative adjustment based upon a comparison of the Company’s TSR relative to the TSR Peer Group for the Performance Period. If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%. If the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs).
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Upon a qualifying retirement, the NEO will retain all unvested PSUs, which will vest as originally scheduled, subject to the Company’s achievement of applicable performance goals. Upon death or disability, other than within 24 months following a change of control, all unvested PSUs will immediately vest as of such date at the target level, pro-rated for the portion of the Performance Period completed. All PSUs will be forfeited upon termination of employment for any other reason prior to vesting.
PSUs that are unvested will not vest upon a change of control (as defined in the 2018 Plan). Instead, if the change of control occurs prior to the end of the Performance Period, the performance goals shall be deemed to have been met based on the Company’s performance as of immediately prior to the change of control, and the units shall remain outstanding as time-based units. If, within 24 months thereof, the NEO’s employment is terminated without cause by the Company, by the NEO for good reason (each as defined in the 2018 Plan) or as a result of death or disability, then as of the date of such termination, all units that are unvested will automatically vest, and all restrictions and forfeiture provisions will lapse. However, if in connection with a change of control, no provision is made for the assumption, continuation or substitution of the PSUs on the same material terms, then as of the date of such change of control, the achievement of the performance goals shall be deemed satisfied based on the Company’s performance as of immediately prior to the change of control, and the PSUs shall automatically vest to the extent the goals are satisfied.
Special One-Time Equity Award
The RSUs granted under Mr. Bramlage’s Special One-Time Award, which are time-based, vest in three equal installments on June 2, 2021-2023, and represent 50% of the overall value of the award. The PSUs vest in full on June 15, 2023, subject to the same performance conditions as described above with respect to the 2021 LTIP PSUs, and represent 50% of the overall value of the award. The RSUs and PSUs will accrue dividend equivalents in the same manner as described above with respect to the 2021 LTIP RSUs and PSUs, as applicable.
If Mr. Bramlage’s employment is terminated without cause by the Company, or by him for good reason (each as defined in his employment agreement), other than within 24 months following a change of control, then, subject to Mr. Bramlage satisfying the severance conditions in his employment agreement, all units that are unvested or still subject to restrictions or forfeiture will remain outstanding and unvested and continue to vest in accordance with their terms for 24 months following the date of termination, subject, in the case of the PSUs, to the achievement of the applicable performance goals. In the event of Mr. Bramlage’s death or disability, other than within 24 months following a change of control, all unvested units will become immediately vested as of such date and payable at the target level. All units will be forfeited upon termination of employment for any other reason prior to vesting.
Upon a change of control, the RSUs and PSUs are subject to the same “double-trigger” vesting requirements as described above with respect to the 2021 LTIP RSUs and PSUs, as applicable.
Make-Whole Equity Awards
The RSUs granted under the Make-Whole Awards, which are time-based, vest for Ms. Williams in three equal installments on June 1, 2021-2023, and for Mr. Butler in-full on June 1, 2023, in each case generally subject to continued employment through the applicable vesting date. The terms of the Make-Whole Awards with respect to dividend equivalents, death, disability and change of control are the same as described above with respect to the 2021 LTIP RSUs.
Employment Agreements
Employment Agreement with Mr. Rebelez
Mr. Rebelez’s employment agreement, dated May 31, 2019, provides for his employment as President and CEO from June 24, 2019 through June 24, 2022, unless sooner terminated as set forth therein. The term automatically renews for subsequent one-year terms, unless either Mr. Rebelez or the Company gives notice of non-renewal at least six months prior to the end of the then existing term. Mr. Rebelez is entitled to (i) a base salary at an annual rate of at least $950,000, (ii) an annual target bonus opportunity equal to at least 100% of base salary, and (iii) an annual long-term incentive award with a target grant date value equal to at least 275% of base salary.
In the event of a termination of Mr. Rebelez’s employment by the Company without cause or by Mr. Rebelez for good reason (as defined in his employment agreement), in each case, other than within 24 months following a change of control, the Company is obligated to pay Mr. Rebelez a lump-sum cash payment equal to 24 months’ base salary and, for 24 months following such termination, a monthly cash payment equal to Mr. Rebelez’s monthly COBRA premiums, in each case, subject to Mr. Rebelez’s execution of a general release and compliance with certain restrictive covenants. In addition, subject to the execution of such general release and compliance with restrictive covenants, Mr. Rebelez’s make-whole award, made in conjunction with his appointment as President and CEO, will continue to vest for 24 months following such termination, subject, in the case of the
Casey’s – Notice & Proxy Statement	48

PSUs, to achievement of applicable performance goals. In the event of a termination of employment within 24 months following a change of control, Mr. Rebelez will instead become eligible for all of the rights, payments and benefits set forth in his change of control agreement, as described below, and his applicable award agreements.
During Mr. Rebelez’s employment and for two years following termination of his employment with the Company for any reason, Mr. Rebelez will be subject to non-competition and employee and customer non-solicitation covenants. In the event Mr. Rebelez breaches any of the restrictive covenants, he will forfeit any outstanding equity awards and the unpaid portion of any severance payments or benefits.
Employment Agreement with Mr. Bramlage
Mr. Bramlage’s employment agreement, dated May 12, 2020, provides for his employment as CFO until terminated by either Mr. Bramlage or the Company as set forth therein. Mr. Bramlage is entitled to (i) a base salary at an annual rate of at least $675,000, (ii) an annual target bonus opportunity equal to at least 75% of base salary, and (iii) an annual long-term incentive award with a target grant date value equal to at least 175% of base salary.
The agreement also provides for the Special One-Time Equity Award, reimbursement for certain relocation expenses, which are subject to repayment in the event his employment is terminated prior to the first anniversary by Mr. Bramlage without good reason or by the Company for cause (as defined in his employment agreement), and a monthly stipend of $5,000 through the earlier of the sale of his residence in Pennsylvania and December 31, 2020. Mr. Bramlage is solely responsible for his taxes with respect to the relocation benefits.
In the event of a termination of Mr. Bramlage’s employment by the Company without cause or by Mr. Bramlage for good reason (as defined in his employment agreement), in each case, other than within 24 months following a change of control, the Company is obligated to pay Mr. Bramlage a cash severance payment equal to 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, subject to Mr. Bramlage’s execution of a general release and compliance with certain restrictive covenants. In addition, subject to the execution of such general release and compliance with restrictive covenants, the Special One-Time Equity Award, made in conjunction with his appointment as CFO, will continue to vest for 24 months following such termination, subject, in the case of the PSUs, to achievement of applicable performance goals. In the event of a termination of employment within 24 months following a change of control, Mr. Bramlage will instead become eligible for all of the rights, payments and benefits set forth in his change of control agreement, as described below, and his applicable award agreements.
During Mr. Bramlage’s employment and for 18 months following termination of his employment with the Company for any reason, Mr. Bramlage will be subject to non-competition and employee and customer non-solicitation covenants. In the event Mr. Bramlage breaches any of the restrictive covenants, he will forfeit any outstanding equity awards and the unpaid portion of any severance payments or benefits.
Employment Agreement with Ms. Williams
Mr. Williams’ employment agreement, dated May 8, 2020, provides for her employment as COO until terminated by either Ms. Williams or the Company as set forth therein. Mr. Williams is entitled to (i) a base salary at an annual rate of at least $650,000, (ii) an annual target bonus opportunity equal to at least 75% of base salary, and (iii) an annual long-term incentive award with a target grant date value equal to at least 175% of base salary.
The agreement also provides for a make-whole award, reimbursement for certain relocation expenses, which are subject to repayment in the event her employment is terminated prior to the first anniversary by Mr. Williams without good reason or by the Company for cause (as defined in her employment agreement), and a monthly stipend of $5,000 through the earlier of the sale of her residence in Texas and November 30, 2020. Ms. Williams is solely responsible for her taxes with respect to the relocation benefits.
In the event of a termination of Ms. Williams’ employment by the Company without cause or by Ms. Williams for good reason (as defined in her employment agreement), in each case, other than within 24 months following a change of control, the Company is obligated to pay Ms. Williams a cash severance payment equal to 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, subject to Ms. Williams’ execution of a general release and compliance with certain restrictive covenants. In the event of a termination of employment within 24 months following a change of control, Ms. Williams will instead become eligible for all of the rights, payments and benefits set forth in her change of control agreement, as described below, and her applicable award agreements.
During Ms. Williams’ employment and for 18 months following termination of her employment with the Company for any reason, Ms. Williams will be subject to non-competition and employee and customer non-solicitation covenants. In the event Ms. Williams breaches any of the restrictive covenants, she will forfeit any outstanding equity awards and the unpaid portion of any severance payments or benefits.
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Change of Control Severance Agreements
The NEOs (other than Mr. Walljasper, who retired on May 31, 2020), are each a party to a “double-trigger” change of control agreement (each, a “COC Agreement”) with the Company, as described below.
In the event of a change of control, and until the earlier of the second anniversary thereof and the NEO’s normal retirement date under the Company’s 401K Plan, if the NEO’s employment is terminated by the Company without cause or by the NEO for good reason (each as defined in the COC Agreement) (a “Qualifying Termination”), the NEO would be entitled to a lump-sum cash severance payment in an amount equal to the sum of:
(a)
two times (2.5 times for Mr. Rebelez) the sum of (i) the NEO’s then-current annual base salary (or, if higher, the annual base salary in effect immediately prior to the change of control) and (ii) the greater of the annual bonus received by the NEO for the last full fiscal year prior to such termination or the last full fiscal year prior to the change of control (the “Recent Bonus”),

(b)	a pro rata Recent Bonus; and
(c)	an amount equal to 24 months (30 months for Mr. Rebelez) of the NEO’s monthly COBRA premiums.
If the NEO experiences a Qualifying Termination following a potential change of control but prior to a change of control, and it is demonstrated that such Qualifying Termination was at the request of the potential acquirer or otherwise was in connection with the change of control and the change of control actually occurs, then the NEO would be entitled to receive a lump-sum cash payment within 30 days following such change of control equal to the excess, if any, of the aggregate severance payments described in the preceding sentence over the aggregate severance payments the NEO would have received under their employment agreement or the Officer Severance Plan, as applicable, as a result of such Qualifying Termination.
The NEO is not entitled to any excise tax gross-up payments with respect to Section 280G. Instead, the COC Agreement provides for a “best net” approach, whereby change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes.
For purposes of a COC Agreement: “change of control” means: (a) the acquisition by any person of beneficial ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). Notwithstanding the immediately preceding sentence, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a person who on the Effective Date is the beneficial owner of twenty percent (20%) or more of the Outstanding Company Voting Securities; (ii) any acquisition directly from the Company, including without limitation, a public offering of securities; (iii) any acquisition by the Company; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or subsidiary; and (v) any Non-Qualifying Transaction; (b) individuals who constitute the Board as of the effective date of the agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is pursuant to an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (c) consummation of a reorganization, merger, or consolidation or similar transaction to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation, which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, and (iii) no person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined
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voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination (any transaction that satisfies all of the criteria specified in the foregoing clauses (i), (ii) and (iii), a “Non-Qualifying Transaction”); or (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Outstanding Equity Awards at 2021 Fiscal Year-End
The market value of the stock awards in the following table is calculated based on the closing price of Common Stock on April 30, 2021 ($222.19).
		Option Awards				Stock Awards(1)
Name(s)	Grant Date	Number of Securities Underlying Un-exercised Options (#) Exercisable	Number of Securities Underlying Un-exercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Darren M. Rebelez	—	—	—	—	—	30,519	$6,781,017	55,386	$12,306,215
Stephen P. Bramlage, Jr.	—	—	—	—	—	8,564	$1,902,835	12,470	$2,770,709
Ena Williams	—	—	—	—	—	7,855	$1,745,302	5,640	$1,253,152
Julia L. Jackowski	—	—	—	—	—	4,025	$894,315	19,448	$4,321,151
Adrian M. Butler	—	—	—	—	—	3,520	$782,109	2,592	$575,916
William J. Walljasper	—	—	—	—	—	3,381	$751,224	18,654	$4,144,732
(1)
Mr. Walljasper met the retirement conditions (i.e. “rule of 65” and “rule of 75”) of his LTIP awards. As such, the LTIP awards granted to him for the 2019 and 2020 fiscal years will continue to vest, as scheduled, and in the case of the PSUs, subject to the Company’s achievement of applicable performance criteria.

(2)
This column presents the number of shares of Common Stock as represented by outstanding and unvested RSU awards, all of which remained subject to time-based vesting conditions and had not vested as of April 30, 2021. The RSUs shown in this column vest as follows:

	6/1/21	6/2/21	6/15/21	6/24/21	1/15/22	6/1/22	6/2/22	6/15/22	6/24/22	1/15/23	6/1/23	6/2/23	6/15/23
Darren M. Rebelez	—	—	2,094	8,333	1,666	—	—	2,093	12,574	1,666	—	—	2093
Stephen P. Bramlage, Jr.	—	2,204	651	—	—	—	2,204	651	—	—	—	2,203	651
Ena Williams	1,992	—	627	—	—	1,992	—	627	—	—	1,991	—	626
Julia L. Jackowski	—	—	2,054	—	—	—	—	1,605	—	—	—	—	366
Adrian M. Butler	—	—	288	—	—	—	—	288	—	—	2,656	—	288
William J. Walljasper	—	—	1,925	—	—	—	—	1,456	—	—	—	—	—
(3)
This column presents the outstanding and unvested PSU awards granted in the 2019-2021 fiscal years, all of which remained subject to performance criteria and had not vested as of April 30, 2021. Based on SEC guidance, we included the PSU awards based on the next highest payout level (i.e., threshold, target or maximum) that exceeds our actual performance for the portion of the performance period that elapsed as of April 30, 2021, which (i) in the case of PSUs in the 2019-2020 fiscal years, assumes payout at maximum and (ii) in the case of the PSUs granted in the 2021 fiscal year, assumes payout at target.

Casey’s – Notice & Proxy Statement	51

Additionally, the PSU awards granted in the 2021 fiscal year will be subject to the TSR Modifier (i.e., if the Company ranks in the bottom quartile of the TSR Peer Group, the number of PSUs actually awarded will be reduced by 25%; if the Company ranks in the top quartile, the number of PSUs actually awarded will be increased by 25%, which, based on the maximum level, may result in a payment of up to 250% of target for the PSUs). The table below assumes no adjustment with respect to the TSR modifier.
The number of PSUs and the respective vesting dates for the PSUs that remained subject to performance criteria as of April 30, 2021 are as follows:
	Award Type	Number of PSUs	Performance Period	Vesting Date
Darren M. Rebelez	PSUs (ROIC)	12,724	5/1/2019 - 4/30/2022	6/24/2022
	PSUs (TSR)	8,248	5/1/2019 - 4/30/2022	6/24/2022
	PSUs (Make-Whole)	15,574	5/1/2019 - 4/30/2022	6/24/2022
	PSUs (ROIC)	9,420	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (EBITDA)	9,420	5/1/2020 - 4/30/2023	6/15/2023

Stephen P. Bramlage, Jr.	PSUs (Sign-On)	3,306	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (Sign-On)	3,306	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (ROIC)	2,929	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (EBITDA)	2,929	5/1/2020 - 4/30/2023	6/15/2023

Ena Williams	PSUs (ROIC)	2,820	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (EBITDA)	2,820	5/1/2020 - 4/30/2023	6/15/2023

Julia L. Jackowski	PSUs (ROIC)	5,060	5/1/2018 - 4/30/2021	6/15/2021
	PSUs (TSR)	4,550	5/1/2018 - 4/30/2021	6/15/2021
	PSUs (ROIC)	3,714	5/1/2019 - 4/30/2022	6/15/2022
	PSUs (TSR)	2,824	5/1/2019 - 4/30/2022	6/15/2022
	PSUs (ROIC)	1,650	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (EBITDA)	1,650	5/1/2020 - 4/30/2023	6/15/2023

Adrian M. Butler	PSUs (ROIC)	1,296	5/1/2020 - 4/30/2023	6/15/2023
	PSUs (EBITDA)	1,296	5/1/2020 - 4/30/2023	6/15/2023

William J. Walljasper	PSUs (ROIC)	5,774	5/1/2018 to 4/30/2021	6/15/2021
	PSUs (TSR)	5,192	5/1/2018 to 4/30/2021	6/15/2021
	PSUs (ROIC)	4,366	5/1/2019 to 4/30/2022	6/15/2022
	PSUs (TSR)	3,322	5/1/2019 to 4/30/2022	6/15/2022
Option Exercises and Stock Vested in Fiscal 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Darren M. Rebelez	—	$—	10,001	$1,554,813
Stephen P. Bramlage, Jr.	—	$—	—	$—
Ena Williams	—	$—	—	$—
Julia L. Jackowski	—	$—	8,133	$1,255,085
Adrian M. Butler	—	$—	—	$—
William J. Walljasper	6,000	$813,724	9,281	$1,432,244
(1)
The “value realized” on exercise for option awards represents the amount by which the closing price of Common Stock on the date that each option was exercised exceeded the exercise price of such option, multiplied by the number of shares of Common Stock with respect to which such option was exercised. The value realized was determined without considering any taxes or brokerage commissions.

(2)
The awards that vested in the 2021 fiscal year reflect (i) for Mr. Rebelez, the vesting on June 24, 2020 of the first one-third of the make-whole award of June 24, 2019, and the vesting on January 15, 2021 of the first one-third of the special strategic grant of December 23, 2019, and (ii) the vesting on June 15, 2020 of the 2018 LTIP RSUs and PSUs awarded to Mr. Walljasper and Ms. Jackowski on July 14, 2017.

(3)
The “value realized” on vesting for stock awards represents the number of units that vested multiplied by the closing price of Common Stock on the applicable vesting date and was determined without regard to any taxes or brokerage commissions.

Casey’s – Notice & Proxy Statement	52

Nonqualified Deferred Compensation
Under the Deferred Compensation Plan, certain employees, including the NEOs, may voluntarily defer up to 80% of their base salary and up to 80% of any incentive payments awarded under the Company’s AIP, which offers a deferral feature that can be used to supplement the limited deferrals permitted under our 401K Plan. However, unlike the 401K Plan, deferrals under the Deferred Compensation Plan are not matched by the Company. Elections to defer eligible compensation are made by participants in December of each year for amounts to be deferred in the following calendar year, after annual incentive compensation determinations have been made.
Mr. Bramlage, Ms. Jackowski and Mr. Walljasper were participants in the Deferred Compensation Plan in the 2021 fiscal year. Details regarding their participation for the 2021 fiscal year are set forth in the following table:
	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)(3)
Darren M. Rebelez	$—	$—	$—	$—	$—
Stephen P. Bramlage, Jr.	$7,009	$—	$(19)	$—	$6,990
Ena Williams	$—	$—	$—	$—	$—
Julia L. Jackowski	$147,990	$—	$456,228	$77,774	$1,650,320
Adrian M. Butler	$—	$—	$—	$—	$—
William J. Walljasper	$113,380	$—	$215,624	$249,110	$1,228,945
(1)	The Company makes no contributions to deferrals.
(2)	The amounts in this column reflect pre-scheduled withdrawals that were created for the educational accounts for the NEOs’ children, and in the case of Mr. Walljasper, his retirement.
(3)
All amounts in this column attributable to NEO contributions to the Deferred Compensation Plan were reported in the Summary Compensation Table with respect to the relevant fiscal year as salary or non-equity incentive plan compensation, as applicable, if the NEO was a NEO with respect to the fiscal year in which the relevant amount was earned. No portion of any NEO’s balance in the Deferred Compensation Plan that is attributable to earnings was reported in the Summary Compensation Table because such earnings are not above-market or preferential.

A variety of mutual fund investment alternatives are available in which Deferred Compensation Plan participants can direct their notional investments. Each participant’s investment return is based on his or her investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.
Casey’s – Notice & Proxy Statement	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following tables set forth payments that could be paid to the NEOs upon a termination of employment for certain reasons or in the event of a change of control. The amounts assume that the event occurred on or was effective as of April 30, 2021, and thus include amounts earned through such time and are estimates of the amounts which would be paid upon such event. The actual amounts to be paid can only be determined at the time of actual termination from the Company or the consummation of a change of control.
In addition to the amounts shown or described below, upon termination for any reason, each NEO will be entitled to his or her (i) vested benefits under the Deferred Compensation Plan (as set forth above under the heading “Nonqualified Deferred Compensation”), (ii) vested account balance under the 401K Plan, and (iii) salary through the date of termination.
Darren M. Rebelez
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation (1)	Retirement (2)	Death (3)	Disability (4)	Involuntary For Cause Termination (5)	Involuntary Not for Cause/Good Reason Termination (6)	Change in Control (Not for Cause/ Good Reason Termination) (7)(8)	Change of Control (Without Termination) (8)
Severance Pay	$—	$—	$—	$—	$—	$2,000,000	$9,000,000	$—
Value of Long-Term Incentives(9)	$—	$—	$11,145,717	$11,145,717	$—	$5,433,212	$15,027,154	$—
Annual Incentive Program(10)	$2,600,000	$2,600,000	$2,600,000	$2,600,000	$2,600,000	$2,600,000	$2,600,000	$2,600,000
Post-Employment Health Care(11)	$—	$—	$—	$—	$—	$33,696	$42,120	$—
Life Insurance Proceeds	$—	$—	$1,000,000	$—	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,024,747	$—	$—	$—	$—
TOTAL	$2,600,000	$2,600,000	$14,745,717	$14,770,464	$2,600,000	$10,066,908	$26,669,274	$2,600,000
Stephen P. Bramlage, Jr.
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation (1)	Retirement (2)	Death (3)	Disability (4)	Involuntary For Cause Termination (5)	Involuntary Not for Cause/Good Reason Termination (6)	Change in Control (Not for Cause/ Good Reason Termination) (7)(8)	Change of Control (Without Termination) (8)
Severance Pay	$—	$—	$—	$—	$—	$1,012,500	$3,213,000	$—
Value of Long-Term Incentives(9)	$—	$—	$3,805,818	$3,805,818	$—	$979,265	$4,673,544	$—
Annual Incentive Program(10)	$941,625	$941,625	$941,625	$941,625	$941,625	$941,625	$941,625	$941,625
Post-Employment Health Care(11)	$—	$—	$—	$—	$—	$34,074	$45,432	$—
Disability Benefits	$—	$—	$—	$3,192,437	$—	$—	$—	$—
TOTAL	$941,625	$941,625	$4,747,433	$7,939,880	$941,625	$2,967,464	$8,893,851	$941,625
Ena Williams
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation (1)	Retirement (2)	Death (3)	Disability (4)	Involuntary For Cause Termination (5)	Involuntary Not for Cause/Good Reason Termination (6)	Change in Control (Not for Cause/ Good Reason Termination) (7)(8)	Change of Control (Without Termination) (8)
Severance Pay	$—	$—	$—	$—	$—	$975,000	$3,094,000	$—
Value of Long-Term Incentives(9)	$—	$—	$2,163,020	$2,163,020	$—	$—	$2,998,454	$—
Annual Incentive Program(10)	$897,000	$897,000	$897,000	$897,000	$897,000	$897,000	$897,000	$897,000
Post-Employment Health Care(11)	$—	$—	$—	$—	$—	$29,610	$39,480	$—
Disability Benefits	$—	$—	$—	$2,962,588	$—	$39,480	$—	$—
TOTAL	$897,000	$897,000	$3,060,020	$6,022,608	$897,000	$1,901,610	$7,028,934	$897,000
Casey’s – Notice & Proxy Statement	54

Julia L. Jackowski
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation (1)	Retirement (2)	Death (3)	Disability (4)	Involuntary For Cause Termination (5)	Involuntary Not for Cause/Good Reason Termination (6)	Change in Control (Not for Cause/ Good Reason Termination) (7)(8)	Change of Control (Without Termination) (8)
Severance Pay	$—	$—	$—	$—	$—	$907,500	$2,783,000	$—
Value of Long-Term Incentives(9)	$—	$3,421,504	$2,598,882	$2,598,882	$—	$—	$3,421,504	$1,442,457
Annual Incentive Program(10)	$786,500	$786,500	$786,500	$786,500	$786,500	$786,500	$786,500	$786,500
Post-Employment Health Care(11)	$—	$—	$—	$—	$—	$39,924	$53,232	$—
Disability Benefits	$—	$—	$—	$2,427,627	$—	$—	$—	$—
TOTAL	$786,500	$4,208,004	$3,385,382	$5,813,009	$786,500	$1,733,924	$7,044,236	$2,228,957
Adrian M. Butler
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation (1)	Retirement (2)	Death (3)	Disability (4)	Involuntary For Cause Termination (5)	Involuntary Not for Cause/Good Reason Termination (6)	Change in Control (Not for Cause/ Good Reason Termination) (7)(8)	Change of Control (Without Termination) (8)
Severance Pay	$—	$—	$—	$—	$—	$712,500	$2,086,200	$—
Value of Long-Term Incentives(9)	$—	$—	$974,081	$974,081	$—	$—	$1,358,025	$—
Annual Incentive Program(10)	$568,100	$568,100	$568,100	$568,100	$568,100	$568,100	$568,100	$568,100
Post-Employment Health Care(11)	$—	$—	$—	$—	$—	$39,924	$53,232	$—
Disability Benefits	$—	$—	$—	$2,685,973	$—	$—	$—	$—
TOTAL	$568,100	$568,100	$1,542,181	$4,228,154	$568,100	$1,320,524	$4,065,557	$568,100
William J. Walljasper
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation (1)	Retirement (2)	Death (3)	Disability (4)	Involuntary For Cause Termination (5)	Involuntary Not for Cause/Good Reason Termination (6)	Change in Control (Not for Cause/ Good Reason Termination) (7)(8)	Change of Control (Without Termination) (8)
Severance Pay	$—	$—	$—	$—	$—	$—	$—	$—
Value of Long-Term Incentives(9)	$—	$—	$2,356,992	$2,356,992	$—	$—	$2,712,496	$1,645,984
Annual Incentive Program(10)	$—	$—	$—	$—	$—	$—	$—	$—
Post-Employment Health Care(11)	$—	$—	$—	$—	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$—	$—	$—	$—	$—
TOTAL	$—	$—	$2,356,992	$2,356,992	$—	$—	$2,712,496	$1,645,984
(1)	Upon a voluntary resignation, all unvested RSUs and PSUs are forfeited.
(2)
“Retirement” means normal retirement upon satisfying either the “rule of 65” (55 years of age plus 10 years of service) or “rule of 75” (age plus full years of service equals at least 75). In such event, all RSUs and PSUs remain outstanding and vest on the regularly scheduled vesting date, in the case of PSUs, subject to achievement of applicable performance goals. As of May 31, 2020, the date of Mr. Walljasper’s retirement, and April 30, 2021 for Ms. Jackowski, each met the “rule of 65” and the “rule of 75”. As such, all unvested RSUs and PSUs would vest as originally scheduled, subject to the Company’s achievement of applicable performance goals in the case of PSUs. For the purposes of estimating these awards, PSUs were calculated at the target level. The actual value, if any, realized from PSUs will depend on the actual performance level achieved by the Company for the applicable performance period. Mr. Rebelez, Mr. Bramlage, Ms. Williams and Mr. Butler had not met the “rule of 65” or the “rule of 75” as of April 30, 2021 and, accordingly, were not eligible to retire and continue vesting in any RSUs or PSUs.

(3)
Upon death, Mr. Rebelez’s beneficiary will receive payment of the proceeds of a $1 million supplemental life insurance policy provided to him under the terms of his employment agreement. Proceeds from the Company’s group life insurance coverage, equal to one-times base salary, have not been included in the tables because it is provided to each NEO under a broad-based, non-discriminatory benefit plan. For unvested RSUs granted under the 2019-2020 LTIP, and PSUs granted under the 2019-2021 LTIP, the RSUs awarded will vest, and the PSUs awarded will vest at the target level, in each case prorated for the portion of the applicable performance period completed, which, as of April 30, 2021, was the entire performance period for the 2019 PSUs, two-thirds of the performance period for the 2020 PSUs, and one-third of the performance period for the 2021 PSUs. Unvested RSUs granted under the 2021 LTIP vest in-full upon death.

(4)
If an NEO becomes “disabled” as defined in the Company provided Long-Term Disability Plan, he or she will receive monthly disability payments equal to $5,000 per month to age 67 (i.e., the Social Security Normal Retirement Age). In addition, each NEO is eligible for additional supplemental long-term

Casey’s – Notice & Proxy Statement	55

disability coverage, which would provide the following additional amounts of coverage, per month: Mr. Rebelez, $5,000; Mr. Bramlage, $20,000; Ms. Williams, $20,000; Ms. Jackowski, $18,690; and Mr. Butler, $16,795. The estimated present value of such disability benefits is reflected in the tables. Upon termination of employment due to disability, all unvested RSUs and PSUs will be treated in the same manner as death, as described in the preceding paragraph.
(5)	Upon termination for cause, all unvested RSUs and PSUs are forfeited.
(6)
Under the employment agreement for Mr. Rebelez, upon his involuntary termination other than by the Company for cause or by him for good reason (as defined in the applicable employment agreement), the Company would be obligated to pay Mr. Rebelez a lump-sum cash payment equal to 24 months’ base salary, and for 24 months following such termination, a monthly cash payment equal to Mr. Rebelez’s monthly COBRA premiums, in each case, subject to the execution of a general release in favor of the Company and compliance with certain restrictive covenants. Under the employment agreements for Mr. Bramlage and Ms. Williams, and the Officer Severance Plan for the other NEOs, upon their involuntary termination other than by the Company for cause or by them for good reason (as defined in the applicable employment agreement or severance plan), the Company would be obligated to pay 18 months’ base salary and COBRA premiums, payable in equal installments over 18 months, in each case, subject to the execution of a general release in favor of the Company and compliance with certain restrictive covenants.

In the event of a termination without cause, all unvested RSUs and PSUs are forfeited as of the effective date of the termination, other than the RSUs and PSUs granted to Mr. Rebelez’s under his make-whole award and to Mr. Bramlage under the Special One-Time Equity Award, which will continue to vest for a period of 24 months after such termination, and in the case of the PSUs, subject to the Company’s achievement of applicable performance goals, and subject to subject to execution of a general release in favor of the Company and compliance with certain restrictive covenants.
(7)
Upon termination of a NEO’s employment prior to the earlier of the second anniversary of a change of control and the executive’s normal retirement date (as defined in the 401K Plan) (the “Employment Period”) for reasons other than cause, death or disability, or for good reason by the NEO (as defined in the applicable COC Agreement), the Company is obligated to pay the NEO a lump-sum cash severance payment in an amount equal to the sum of (a) two times (for Mr. Rebelez, 2.5 times) the sum of (i) the NEO’s then-current annual base salary and (ii) the greater of the annual bonus received by the NEO for the last full fiscal year prior to such termination or the last full fiscal year prior to the change of control (the “Recent Bonus”); (b) a pro rata Recent Bonus; and (c) an amount equal to 24 months (for Mr. Rebelez, 30 months) of the NEO’s monthly COBRA premiums. Upon the NEO’s death or disability during the Employment Period, the NEO, or his or her beneficiaries, would be entitled to receive a pro-rated Recent Bonus. Payments made to an NEO made under an applicable COC Agreement are in lieu of, and to the exclusion of, payments under the Officer Severance Plan (i.e., no severance double-dipping).

The change of control payments are limited to the threshold amount under Section 280G if it would be more favorable to the NEO on a net after-tax basis than receiving the full payments and paying the excise taxes (a “best-net” approach). The amounts set forth in the tables do not reflect any such reduction.
(8)
Upon a change of control, all unvested RSUs and PSUs awarded to the NEOs during the 2019 fiscal year will vest, in the case of unvested PSUs, based on the Committee’s determination of achievement of the applicable performance goals through the date of the change of control. For RSUs and PSUs awarded to the NEOs during the 2020-2021 fiscal years, such awards would not vest upon a change of control if they are assumed by the acquirer or substituted for new awards in a manner that preserves the material terms and conditions of the awards (unless, within 24 months following a change of control, the NEOs’ employment is terminated without cause or by the NEO for good reason, or as a result of death or disability, in which case such awards would automatically vest) (i.e. “double-trigger” vesting). For the purposes of estimating these awards, it was calculated using the target level of PSUs, and for the 2020-2021 fiscal year awards in the Change of Control (Without Termination) column, assuming they were assumed or adequately substituted by the acquirer. The actual value, if any, realized by a NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance periods. Any reductions with respect to Section 280G, as described in the preceding paragraph, are not reflected in the tables.

(9)
The amounts reported for long-term incentives are based on the closing price of the Company’s stock on April 30, 2021 ($222.19), the last trading day of the fiscal year. No amount is reported for RSUs that vested prior to April 30, 2021.

(10)
The payout under the AIP for each NEO is earned if the NEO is employed through the end of the Company’s 2021 fiscal year (i.e., April 30, 2021) which is the assumed effective date of termination for the tables. As such, it is included under all termination and separation scenarios and assumes the event is not subject to the Company’s “clawback” policy or is otherwise forfeited.

(11)	Health care costs are based on estimates of the Company’s current costs for such benefits as of April 30, 2021.
Casey’s – Notice & Proxy Statement	56

CEO PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for 2020 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year, the annual total compensation of our CEO, Mr. Rebelez, as provided in the Summary Compensation Table, was $8,186,093. The annual total compensation of our median employee, a part-time store team member located in rural Indiana, was $19,262, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our CEO to that of our median employee for the 2021 fiscal year was approximately 425:1.
To determine the median employee (excluding our CEO), we used April 30, 2021 as the determination date, and we ranked each employee (other than our CEO) based on total gross wages received (as reflected in the Company’s payroll records) with respect to the 12-month period beginning on May 1, 2020, and ending on April 30, 2021. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2021, which include the 2009 Stock Incentive Plan and the 2018 Stock Incentive Plan. All such plans have been approved by the shareholders.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	646,920	$44.39(1)	2,211,232 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	646,920	$44.39(1)	2,211,232 (2)
(1)	Only option awards were used in computing the weighted-average price. As of April 30, 2021, only 3,000 options remained outstanding.
(2)
This amount represents shares of Common Stock available for issuance under the 2018 Stock Incentive Plan. Awards available for issuance include stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based and equity-related awards, as defined in the 2018 Stock Incentive Plan.

Casey’s – Notice & Proxy Statement	57

DIRECTOR COMPENSATION
The Compensation Committee regularly reviews director compensation, which, with the assistance of Pay Governance, occurred during the 2021 fiscal year, and seeks to compensate our directors in a manner that attracts and retains highly qualified directors and aligns the interests of our directors with those of our shareholders. Consistent with that objective, the Committee aims to position total direct compensation at the median of the compensation peers used for benchmarking the pay of its NEOs as well as other companies from across industries of similar size. Further, directors are provided a mix of cash and stock compensation reflecting the typical practices of those companies. Finally, the Committee recognizes the responsibilities of directors with additional duties (e.g., Board Chair, committee chairs) by paying them supplemental retainers consistent with those paid to directors in similar roles at other companies.
The compensation program compensates our directors for their Board service for the period between annual shareholders’ meetings, which are typically held the first week in September of each year. Directors elected to the Board, or appointed to committees or chair positions after the start of such period, receive prorated compensation. Only non-employee directors receive compensation for their service on the Board.
As with the 2020 fiscal year, for the 2021 fiscal year, each non-employee director received an annual Board retainer with a total value of $195,000, consisting of approximately $80,000 in cash and approximately $115,000 in equity. An additional annual cash retainer was paid to the Board Chair in the amount of $130,000, and to each individual committee chair/member as follows:
Committee Retainers	Chair	Member
Audit Committee	$32,500	$15,000
Compensation Committee	$25,000	$10,000
Nominating and Corporate Governance Committee	$20,000	$8,000
Cash retainer fees are paid on an annual basis, in advance. The equity portion is granted on an annual basis at the time of our annual shareholders’ meeting in the form of time-based RSUs, with the actual number of units granted calculated using the Company’s 20-day average closing price as of the award date. The RSUs vest at our next annual shareholders’ meeting, subject to each director’s continued service as a director. In addition, and which is a update to the 2021 fiscal year director equity awards, the RSUs will accrue dividend equivalents which will be paid in cash if, and only to the extent that, the applicable vesting requirements have been met (no payment will be made for RSUs that do not vest).
Our directors also receive the following benefits: (i) reimbursement for travel and other necessary business expenses related to their service as a director; (ii) coverage under the Company’s group life insurance plan, with coverages of up to $50,000 (or for Mr. Horak, $35,000) for each non-employee director; and (iii) reimbursement up to a maximum of $10,000 per year for costs associated with continuing education relating to corporate governance and other Board-related matters.
The following table summarizes the compensation paid to the Company’s non-employee directors during the 2021 fiscal year:
Director Compensation Table
Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
H. Lynn Horak	$217,950	$118,856	$50	$336,856
Diane C. Bridgewater	$104,950	$118,856	$83	$223,898
Donald E. Frieson	$97,950	$118,856	$83	$216,889
Cara K. Heiden	$112,450	$118,856	$83	$231,389
David K. Lenhardt	$102,950	$118,856	$83	$221,889
Larree M. Renda	$104,950	$118,856	$83	$223,889
Judy K. Schmeling	$114,950	$118,856	$83	$233,889
Gregory A. Trojan(4)	$—	$—	$—	$—
Allison M. Wing	$89,950	$118,856	$83	$208,889
(1)	Each non-employee director received approximately $80,000 in cash plus certain additional cash retainers for service on committees as members and chairs and for service as Board Chair.
Casey’s – Notice & Proxy Statement	58

(2)
At the end of the 2021 fiscal year, each non-employee director held 655 RSUs (other than Mr. Trojan, who held 100 RSUs), which will cliff-vest on the date of the 2021 Annual Meeting, subject, in each case, to continued service as a director. The actual value, if any, that is realized from an RSU award will depend on the market price of Common Stock on the applicable vesting date. For information about the financial reporting of the RSUs granted in the 2021 fiscal year, see Note 4 to the Company’s consolidated financial statements included in the Company’s Form 10-K filing with respect to the 2021 fiscal year.

(3)	Amounts included in this column represent life insurance premiums.
(4)
Mr. Trojan was appointed as a director on July 6, 2021, after the end of the 2021 fiscal year. Concurrent with such appointment, he did receive a prorated Board retainer for his service as a director from July 6, 2021 through the Annual Meeting, which consisted of approximately $13,748 in cash and $20,000 in equity, in the form of RSUs.

Certain Relationships and Related Transactions
The Company has a written policy requiring the disclosure to and approval by the Audit Committee of certain “related party transactions” in which the Company is a participant that may be required to be disclosed under Item 404 of Regulation S-K. For this purpose, “related parties” include all directors, executive officers and any director nominee (and their immediate family members), and any holder of more than 5% of the Common Stock (and their immediate family members). For the purposes of the Company’s policy, a “related party transaction” generally is any transaction in which (i) the aggregate amount involved will or may be expected to exceed $75,000 in any fiscal year, (ii) the Company is a participant, and (iii) any “related party” has or will have a direct or indirect interest, in each case, subject to certain pre-approved exceptions set forth in the policy.
Under the policy, each director and executive officer shall identify to the Chair of the Audit Committee any related party transaction for which he or she may be a related party, along with any requested supplemental information. The Audit Committee will review the material facts of all related party transactions that require the Committee’s approval and either approve or disapprove of the same, or if advance approval is not feasible, consider whether to ratify the same. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is in the best interests of the Company, whether it is on non-preferential terms, and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a transaction for which he or she is a related party, except that the director must provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the Board. The Audit Committee did not review or approve any related party transactions during the 2021 fiscal year.
In 1997, the Company established a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for the benefit of two former officers and directors, Ronald M. Lamb and Donald F. Lamberti, a founder of the Company and the father of former director Jeffrey M. Lamberti. The SERP provides for the payment of an annual retirement benefit to the specified officers for the earlier of a period of 20 years or until their death, after which such benefits are to be paid, in each case, to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamb’s spouse and Donald F. Lamberti participate in the SERP and receive annual retirement benefits of $350,000 and $275,000, respectively.
Under the employment agreement with our former CEO and Board Chair, Robert J. Myers, commencing on January 1, 2017 and continuing for a period until the earlier of ten years thereafter or the death of Mr. Myers and his spouse, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to $330,000 per year.
Under the separation agreement and general release with our former CEO and director, Terry W. Handley, the Company agreed to pay Mr. Handley the continued payment of his base salary for a period of 18 months following his separation of employment effective June 23, 2019 and provided that Mr. Handley’s outstanding equity awards granted to him on or after July 14, 2017 would continue to vest pursuant to the retirement provisions set forth in the applicable award agreements (Mr. Handley forfeited all other equity-based awards that had not yet vested as of the date of his separation).
Casey’s – Notice & Proxy Statement	59

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the SEC as well as the applicable Nasdaq Listing Standards.
The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion as to the fairness of the financial statements and the conformity of those audited financial statements with U.S. generally accepted accounting principles. Additionally, KPMG expresses an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting.
In this context, the Audit Committee has met and held discussions with management, internal audit, and KPMG. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG. The Committee also discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee also has received and reviewed written disclosures and the letter from KPMG related to independence as required by the applicable requirements of the PCAOB, has discussed with KPMG the firm’s independence, and has considered whether the provision of non-audit services by KPMG, and the fees paid for such services, are compatible with maintaining its independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2021.
AUDIT COMMITTEE

Cara K. Heiden, Chair
Diane C. Bridgewater
David K. Lenhardt
Judy A. Schmeling
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.
Casey’s – Notice & Proxy Statement	60

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to shareholder ratification, the Audit Committee has appointed KPMG to audit the consolidated financial statements of the Company for the 2021 fiscal year. The Company has used KPMG (and its predecessor firms) as the Company’s independent registered public accounting firm since the Company’s 1988 fiscal year. Ratification requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accounting firm.
The Board of Directors recommends that shareholders vote FOR such ratification.
Representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit.
Independent Auditor Fees
The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2021 and April 30, 2020 by the Company’s independent registered public accounting firm, KPMG:
	2021	2020
Audit Fees(1)	$1,137,605	$990,989
Audit-Related Fees(2)	$205,100	$4,900
Tax Fees(3)	$37,000	$175,477
All Other Fees(4)	$1,780	$1,780
	$1,381,485	$1,173,146
(1)
Audit fees primarily relate to (i) the audit of our consolidated financial statements for the indicated fiscal years, (ii) the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and (iii) the reviews of our unaudited consolidated condensed interim financial statements during the indicated fiscal years.

(2)	Audit-related fees relate to buy-side financial due diligence services.
(3)	Fees for general tax consulting and for the 2020 fiscal year, assistance with certain responses to taxing authorities.
(4)	Costs with respect to an accounting research tool.
The chair of the Audit Committee has advised the Board that the Audit Committee has determined the non-audit services rendered by KPMG during the Company’s most recent year are compatible with maintaining the independence of the auditors.
Prior to the issuance of its audit report, KPMG communicated (i) its responsibility under existing auditing standards generally accepted in the United States of America, (ii) all critical accounting policies and practices used by the Company, and (iii) other significant written communication between KPMG and management of the Company.
Pre-Approval Procedures
Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent registered public accounting firm and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm to the Company during the 2021 fiscal year were pre-approved by the Audit Committee or its chair pursuant to delegated authority.
*THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM*
Casey’s – Notice & Proxy Statement	61

PROPOSAL 3: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION
The Board is committed to strong compensation governance and recognizes the significant interest of shareholders in executive compensation matters. We provide our shareholders annually with an opportunity to cast an advisory vote regarding the compensation of our named executive officers (“NEOs”), as disclosed in this Proxy Statement. This “say-on-pay” proposal is intended to provide shareholders with the opportunity to express their views on our compensation decisions and policies regarding our NEOs. In prior years, our shareholders have expressed strong support through this “say-on-pay” vote, including at our annual shareholders’ meeting in September 2020, at which our NEOs’ compensation received approval of over 97% of the votes cast.
As described in the section named “Compensation Discussion and Analysis”, our executive compensation program is designed to closely align the interests of our NEOs with the interests of shareholders, and to balance long-term performance with shorter-term goals. The program maintains a strong link between executive pay and our long-term financial performance, including by subjecting 75% of annual long-term incentive compensation to achievement of performance goals over a three-year period. The Compensation Committee believes its compensation decisions for the 2021 fiscal year appropriately compensate the NEOs for the Company’s performance and are closely aligned with the long-term interests of our shareholders.
In view of the foregoing and in accordance with Section 14A of the Exchange Act, the Company is asking shareholders to approve the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement for the 2021 annual shareholders’ meeting, including the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosures contained in the Proxy Statement.
Shareholders may vote FOR, AGAINST or ABSTAIN on this item. Because your vote is advisory, it will not be binding on the Company, and will not overrule any decision by the Board or require the Board to take any particular action. However, the Board values the views of shareholders on executive compensation matters, and will consider the outcome of this vote when considering future executive compensation arrangements for the NEOs.
*THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS ADVISORY
RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION*
Casey’s – Notice & Proxy Statement	62

ANNUAL REPORTS
The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2021, are available at http://materials.proxyvote.com/147528. The Annual Report, including consolidated financial statements, does not form a part of the material for the solicitation of proxies.
The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2021, including the consolidated financial statements and schedules thereto, filed with the SEC. If a shareholder requests copies of any exhibits to the Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to Julia L. Jackowski, Chief Legal Officer and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021.
SHAREHOLDERS SHARING AN ADDRESS
Shareholders sharing an address with another shareholder may receive only one Notice of Internet Availability of Proxy Materials, or single copies of this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2021, as applicable, at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials, or separate copies of this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2021, as applicable, now or in the future may write or call Broadridge to request a separate copy from: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, NY 11717; (866) 540-7095.
Broadridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or a separate copy of this Proxy Statement and our Annual Report to Shareholders for the year ended April 30, 2021, as applicable, to any shareholder at a shared address to which only a single copy was delivered. Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials, or multiple copies of this Proxy Statement and our Annual Report to Shareholders for the year ended April 30, 2021, as applicable, may write or call the above address and phone number to request delivery of a single copy in the future.
SUBMISSION OF SHAREHOLDER PROPOSALS
Any proposal which a shareholder intends to present at the annual meeting of shareholders for the Company’s 2022 fiscal year must be received by the Company by March 23, 2022 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting, unless the date of the 2022 annual meeting is changed by more than 30 days from September 1, 2022, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2022 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.
Separate and apart from, and in addition to, the above SEC requirements governing notice of shareholder proposals to be included in the Company’s proxy statement are the Company’s advance notice requirements, as set forth in the Bylaws. Under the Bylaws, a shareholder may bring other business before the 2022 annual meeting of shareholders only by delivering written notice to the Corporate Secretary not earlier than May 4, 2022, and not later than June 3, 2022. However, if the date of the 2022 annual meeting is more than 30 days before September 1, 2022, or more than 60 days after September 1, 2022, written notice must be provided not less than 90 days nor more than 120 days prior to the date of the 2022 annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made. Among other requirements, the notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, rights to acquire shares and other derivative securities or short interests held, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or
Casey’s – Notice & Proxy Statement	63

by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The chair of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.
A shareholder proposing business to be conducted at an annual meeting or nominees for election to the Board of Directors at an annual meeting must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request addressed to Julia L. Jackowski, Chief Legal Officer and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021.
PROXY SOLICITATION
The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling, mailing and otherwise making available this Proxy Statement and any other material used in the Company’s solicitation of proxies. We have retained Morrow Sodali to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $15,000, plus associated costs and expenses. Certain directors, executive officers and other employees, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Shareholders may also be solicited by means of press releases issued by the Company and posted on its website.
The Company will request banks, brokers and other custodians, Nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.
OTHER MATTERS
So far as the Board and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.
By Order of the Board of Directors,

Julia L. Jackowski
Chief Legal Officer and Secretary
July 21, 2021
*YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY OR
OTHERWISE VOTE BY TELEPHONE OR THE INTERNET, AS DESCRIBED ABOVE*
Casey’s – Notice & Proxy Statement	64

APPENDIX A Reconciliation of Net Income to EBITDA (in thousands)
Fiscal Year Ended April 30, 2021

Net income	$312,900
Interest, net	$46,679
Depreciation and amortization	$265,195
Federal and state income taxes	$94,470
EBITDA	$719,244
Casey’s – Notice & Proxy Statement	A-1

CASEY'S GENERAL STORES, INC.
ATTN: JULIE JACKOWSKI
ONE SE CONVENIENCE BLVD., P.O. BOX 3001
ANKENY, IA 50021-8045

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 31, 2021 for shares held directly and by 11:59 p.m. Eastern Time on August 27, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CASY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 31, 2021 for shares held directly and by 11:59 p.m. Eastern Time on August 27, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57536-P59655 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASEY'S GENERAL STORES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. H. Lynn Horak	☐	☐	☐
1b. Diane C. Bridgewater	☐	☐	☐
1c. Donald E. Frieson	☐	☐	☐
1d. Cara K. Heiden	☐	☐	☐
1e. David K. Lenhardt	☐	☐	☐
1f. Darren M. Rebelez	☐	☐	☐
1g. Larree M. Renda	☐	☐	☐
1h. Judy A. Schmeling	☐	☐	☐
1i. Gregory A. Trojan	☐	☐	☐
1j. Allison M. Wing	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2022.	☐	☐	☐
3. To hold an advisory vote on our named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D57537-P59655

CASEY'S GENERAL STORES, INC.
Annual Meeting of Shareholders
September 1, 2021 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) H. Lynn Horak and Darren M. Rebelez or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CASEY'S GENERAL STORES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via live webcast at 9:00 AM, Central Time on September 1, 2021, at www.virtualshareholdermeeting.com/CASY2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side